Exhibit 10.1

Dated 31 July 2013

Global Deed of Amendment and Restatement

between

Globalstar, Inc.

as the Borrower

Thermo Funding Company LLC

as Thermo and the Subordinated Creditor

BNP Paribas

as the COFACE Agent, the Security Agent and the Offshore Account Bank

The Banks and Financial Institutions

named in 0 (Lenders) as the Lenders

and

Others

in respect of, among other things, a COFACE
Facility Agreement dated 5 June 2009

White & Case llp

5 Old Broad Street

London EC2N 1DW

(i)

This Global Deed of Amendment and Restatement (the “Deed”) is made as a deed on 31 July 2013 between:

(1)	Globalstar, Inc., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America (the “Borrower”);

(2)	Thermo Funding Company LLC, a limited liability company duly organised and existing under the laws of the State of Colorado, with its principal office located at 1735 Nineteenth Street, Second Floor, Denver, Colorado 80202, United States of America (“Thermo” and the “Subordinated Creditor”);

(3)	The Subsidiary Guarantors, listed in Schedule 2 (Subsidiary Guarantors) as Subsidiary Guarantors (the “Subsidiary Guarantors”);

(4)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Finance Parties (the “COFACE Agent”);

(5)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent (the “Security Agent”);

(6)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the offshore account bank (the “Offshore Account Bank”);

(7)	BNP Paribas, Société Générale, Natixis, Crédit Agricole Corporate and Investment Bank (formerly known as Calyon) and Credit Industriel et Commercial, each acting in its capacity as a mandated lead arranger (the “Mandated Lead Arrangers”); and

(8)	The Banks and Financial Institutions listed in Schedule 1 (Lenders) as lenders (the “Lenders”).

Recitals:

(A)	The Borrower, the COFACE Agent, the Original Lenders and others entered into a facility agreement dated 5 June 2009, as amended, varied and modified from time to time pursuant to the Amendment Letters (as defined below) (the “Original Facility Agreement”).

(B)	The Borrower, Thermo, the COFACE Agent, the Security Agent and the Offshore Account Bank entered into an accounts agreement dated 5 June 2009, as amended and restated pursuant to a deed of waiver and amendment agreement dated 30 September 2011 (the “Original Accounts Agreement”).

(C)	The Security Agent and each Original Subsidiary Guarantor entered into a guarantee agreement dated 5 June 2009 (the “Original Guarantee Agreement”) and the Security Agent and each Additional Subsidiary Guarantor (as defined below) entered into a guarantee agreement dated 18 October 2010 (the “Additional Guarantee Agreement”).

(D)	The Borrower, the Subordinated Creditor, the COFACE Agent and the Security Agent entered into a subordination deed dated 22 June 2009 (the “Original Thermo Subordination Deed”).

(E)	The Borrower, the Original Subsidiary Guarantors and the Security Agent entered into a collateral agreement and a stock pledge agreement each dated 22 June 2009 and each as supplemented by a joinder agreement dated 5 August 2010 entered into by the Additional Subsidiary Guarantors in favour of the Security Agent (the “Original Collateral Agreement” and the “Original Pledge Agreement” respectively).

(F)	Following the occurrence of certain Defaults and Events of Default under the Original Facility Agreement, the Borrower, the Subsidiary Guarantors, the Security Agent, the COFACE Agent, the Lenders and Thermo entered into an equity commitment, restructuring support and consent agreement dated 20 May 2013 (the “Restructuring Support and Consent Agreement”) pursuant to which the Borrower requested that, among other things, the Lenders consent and agree to a restructuring of the obligations of the Borrower under the Original Facility Agreement on the basis of certain key terms as set out therein, and subject to other terms and conditions as set out therein (the “Proposed Restructuring”).

(G)	In connection with the Proposed Restructuring, the Parties have agreed to amend and restate certain of the Finance Documents on the terms and subject to the conditions as set out in this Deed, and in particular, the Parties have agreed to amend and restate:

(i)	the Original Facility Agreement in the form attached as Schedule 4 (Amended and Restated Facility Agreement);

(ii)	the Original Accounts Agreement in the form attached as Schedule 5 (Amended and Restated Accounts Agreement);

(iii)	the Original Guarantee Agreement (and, with effect from the Effective Date, the Additional Subsidiary Guarantors have agreed to become a party to the Original Guarantee Agreement as amended and restated by this Deed) in the form attached as Schedule 6 (Amended and Restated Guarantee Agreement);

(iv)	the Original Thermo Subordination Deed in the form attached as Schedule 7 (Amended and Restated Thermo Subordination Deed);

(v)	the Original Collateral Agreement pursuant to, and in accordance with, the terms of the Security Amendment and Restatement Agreement in the form attached as schedule 2 (Amended and Restated Security Agreement) to the Security Amendment and Restatement Agreement; and

(vi)	the Original Pledge Agreement pursuant to, and in accordance with, the terms of the Security Amendment and Restatement Agreement in the form attached as schedule 3 (Amended and Restated Pledge Agreement) to the Security Amendment and Restatement Agreement,

in each case, on the terms and subject to the conditions of this Deed or the Security Amendment and Restatement Agreement (as the case may be).

(H)	It is intended that this document takes effect as a deed notwithstanding the fact that a Party may only execute this Deed under hand.

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It is Hereby Agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Deed:

“5% Notes” means the 5% convertible senior unsecured notes issued by the Borrower pursuant to the Original Indenture as supplemented by a third supplemental indenture dated as of 14 June 2011.

“5.75% Notes” means the 5.75% convertible unsecured senior notes due 2028 and issued by the Borrower pursuant to the Original Indenture as supplemented by a first supplemental indenture dated as of 15 April 2008 which were exchanged or redeemed in full by the Borrower on or prior to 26 June 2013.

“5.75% Notes Term Sheet” means the term sheet attached as schedule 1 to the Restructuring Support and Consent Agreement in respect of the restructuring of the 5.75% Notes.

“8% New Notes” means the 8% convertible senior notes issued by the Borrower pursuant to the Original Indenture as supplemented by the fourth supplemental indenture dated 20 May 2013.

“8% Old Notes” means the 8% convertible senior unsecured notes issued by the Borrower pursuant to the Original Indenture as supplemented by the second supplemental indenture dated 19 June 2011.

“2013 Closing Commitment” has the meaning given to such term in the Amended and Restated Facility Agreement.

“2013 Year-End Commitment” has the meaning given to such term in Clause 7.4(a) (Equity Commitments).

“2014 Anticipated Equity Financing” has the meaning given to such term in Clause 7.4(b) (Equity Commitments).

“Additional Guarantee Agreement” has the meaning given to such term in Recital (C).

“Additional Subsidiary Guarantors” means each of the Subsidiary Guarantors listed in items 12 and 13 of Schedule 2 (Subsidiary Guarantors).

“Amended and Restated Accounts Agreement” means the Original Accounts Agreement, as amended and restated by this Deed, the terms of which are set out in Schedule 5 (Amended and Restated Accounts Agreement).

“Amended and Restated Collateral Agreement” means the Original Collateral Agreement, as amended and restated by the Security Amendment and Restatement Agreement in the form attached to the Security Amendment and Restatement Agreement.

“Amended and Restated Facility Agreement” means the Original Facility Agreement, as amended and restated by this Deed, the terms of which are set out in Schedule 4 (Amended and Restated Facility Agreement).

“Amended and Restated Guarantee Agreement” means the Original Guarantee Agreement, as amended and restated by this Deed, the terms of which are set out in Schedule 6 (Amended and Restated Guarantee Agreement).

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“Amended and Restated Pledge Agreement” means the Original Pledge Agreement as amended and restated by the Security Amendment and Restatement Agreement in the form attached to the Security Amendment and Restatement Agreement.

“Amended and Restated Thermo Subordination Deed” means the Original Thermo Subordination Deed as amended and restated by this Deed, the terms of which are set out in Schedule 7 (Amended and Restated Thermo Subordination Deed).

“Amendment Letters” means:

(a)	the waiver letter dated 29 June 2009 and the amendment letter dated 29 June 2009, in each case in respect of the Facility Agreement and entered into between, amongst others, the Obligors and the COFACE Agent;

(b)	the amendment letter in respect of the Facility Agreement dated 9 April 2010 and entered into between the Obligors, the COFACE Agent and the Lenders;

(c)	the amendment and cancellation letter in respect of the Facility Agreement dated 28 October 2010 and entered into between, the Obligors, the COFACE Agent and the Lenders;

(d)	the amendment letter in respect of the Facility Agreement dated 22 December 2010 and entered into between the Obligors, the COFACE Agent and the Lenders;

(e)	the amendment letter in respect of the Facility Agreement dated 16 March 2011 and entered into between, the Obligors, the COFACE Agent and the Lenders;

(f)	the amendment letter in respect of the Facility Agreement dated 30 March 2011 and entered into between the Obligors, the COFACE Agent and the Lenders;

(g)	the deed of waiver and amendment in respect of the Facility Agreement dated 30 September 2011 and entered into between, amongst others, the Obligors, the COFACE Agent and the Lenders;

(h)	the amendment letter in respect of the Facility Agreement dated 23 January 2012 and entered into between the Obligors, the COFACE Agent and the Lenders;

(i)	the amendment letter in respect of the Facility Agreement dated 6 March 2012 and entered into between the Obligors, the COFACE Agent and the Lenders;

(j)	the waiver letter in respect of the Facility Agreement dated 2 August 2012 and entered into between the Obligors and the COFACE Agent;

(k)	the waiver letter in respect of the Facility Agreement dated 12 October 2012 and entered into between the Obligors and the COFACE Agent;

(l)	the waiver letter in respect of the Facility Agreement dated 21 November 2012 and entered into between the Obligors and the COFACE Agent;

(m)	the waiver letter in respect of the Facility Agreement dated 23 January 2013 and entered into between the Obligors and the COFACE Agent; and

(n)	the waiver letter in respect of the Facility Agreement dated 4 July 2013 and entered into between the Obligors and the COFACE Agent.

“Borrower Additional Pledge of Bank Accounts” means the French law “Convention de Nantissement de Comptes Bancaires” entered or to be entered into by the Borrower and the Security Agent on or around the Effective Date.

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“Defaults Side-Letter” means the letter from the Borrower to the COFACE Agent dated on or about the date of this Deed relating to certain Events of Default that have occurred and are continuing under or in connection with the Finance Documents as of the date of this Deed.

“Delegation Agreement Amendment Agreements” means each of the amendment agreements in respect of the Delegation Agreements entered or to be entered into between the Borrower, the Security Agent and the Supplier or the Launch Services Provider (as the case may be) in accordance with the provisions of this Deed.

“Effective Date” means the date on which the COFACE Agent confirms to the Borrower and the Lenders that it has received all of the documents and other evidence set out in Schedule 3 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the COFACE Agent (acting on the instruction of each Lender).

“Effective Date Commitment” has the meaning given to such term in the Amended and Restated Facility Agreement.

“Effective Date Fee Payment” has the meaning given to such term in Clause 4.2(a) (Restructuring Fee Payment).

“Effective Date Utilisation” has the meaning given to such term in Clause 7.1(a) (Further Utilisation of Facilities).

“Equity Commitments” means:

(a)	the Initial Minimum Cash Commitment;

(b)	the Effective Date Commitment;

(c)	the 2013 Closing Commitment;

(d)	the 2013 Year-End Commitment; and

(e)	the 2014 Anticipated Equity Financing.

“Equity Linked Securities” has the meaning given to such term in paragraph 9(a) of Schedule 3 (Conditions Precedent to the Effective Date).

“Existing Defaults” has the meaning given to such term in Clause 8.2(a) (Waivers of Existing Defaults).

“Holding Account Pledge Agreement” means the French law “Convention de Nantissement de Compte Bancaire” to be entered into by the Borrower and the Security Agent on or around the Effective Date in relation to the Holding Account (as defined in the Amended and Restated Facility Agreement).

“Initial Minimum Cash Commitment” has the meaning given to such term in the Amended and Restated Facility Agreement.

“Initial Signing Date” means 5 June 2009.

“Longstop Date” means 9 August 2013 or such other date as may be agreed between the Borrower and the COFACE Agent (acting on the instructions of all the Lenders).

“Original Accounts Agreement” has the meaning given to such term in Recital (B).

“Original Collateral Agreement” has the meaning given to such term in Recital (E).

“Original Facility Agreement” has the meaning given to such term in Recital (A).

“Original Guarantee Agreement” has the meaning given to such term in Recital (C).

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“Original Indenture” means the indenture dated as of 15 April 2008 between the Borrower as issuer and U.S. Bank National Association as trustee.

“Original Pledge Agreement” has the meaning given to such term in Recital (E).

“Original Subsidiary Guarantors” means each of the Subsidiary Guarantors listed in items 1 to 11 (inclusive) of Schedule 2 (Subsidiary Guarantors).

“Original Thermo Subordination Deed” has the meaning given to such term in Recital (D).

“Party” means a party to this Deed.

“Proposed Restructuring” has the meaning given to such term in Recital (F).

“Purchase Agreement” means the common stock purchase agreement dated as of 28 December 2012 between the Borrower and Terrapin.

“Relevant Accounts” has the meaning given to such term in Clause 6.1(a) (Disapplication of Certain Terms).

“Relevant Commitments” has the meaning given to such term in Clause 7.1(a)(iv) (Further Utilisation of Facilities).

“Restructuring Documents” means:

(a)	this Deed;

(b)	the Security Amendment and Restatement Agreement;

(c)	the Amended and Restated Facility Agreement;

(d)	the Amended and Restated Accounts Agreement;

(e)	the Amended and Restated Guarantee Agreement;

(f)	the Amended and Restated Thermo Subordination Deed;

(g)	the Amended and Restated Collateral Agreement;

(h)	the Amended and Restated Pledge Agreement;

(i)	the Subsidiary Guarantor Subordination Deed;

(j)	the Delegation Agreement Amendment Agreements;

(k)	the Borrower Additional Pledge of Bank Accounts;

(l)	the Holding Account Pledge Agreement;

(m)	the Defaults Side-Letter; and

(n)	any notices or schedules entered into pursuant to any of the foregoing.

“Restructuring Fee” has the meaning given to such term in Clause 4.1 (Restructuring Fee).

“Restructuring Support and Consent Agreement” has the meaning given to such term in Recital (F).

“Security Amendment and Restatement Agreement” means the New York law governed amendment and restatement agreement dated on or around the date of this Deed between the Borrower, the Subsidiary Guarantors and the Security Agent in connection with the Original Collateral Agreement and the Original Pledge Agreement.

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“Subsidiary Guarantor Subordination Deed” means the subordination deed dated on or around the Effective Date and made between the Subsidiary Guarantors, the Borrower, the Security Agent and the COFACE Agent.

“Terrapin” means Terrapin Opportunity, L.P.

“Thermo Contingent Equity Account” has the meaning given to such term in the Original Accounts Agreement.

1.2	Incorporation of Defined Terms

Terms defined in clause 1.1 (Definitions) of the Original Facility Agreement shall, unless otherwise defined herein, have the same meaning in this Deed and the principles of construction set out in clause 1.2 (Construction) of the Original Facility Agreement shall have effect as if set out in this Deed.

1.3	Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule hereof. Clause headings are for ease of reference only.

1.4	Third Party Rights

(a)	A person which is not a party to this Deed (a “third party”) shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

(b)	The Parties may, without the consent of any third party, vary or rescind this Deed.

1.5	Finance Documents

In the case of any inconsistency between the provisions of this Deed and the provisions of any other Finance Document, the provisions of this Deed shall prevail.

2.	Amendment and Restatement

2.1	Amendment and Restatement of Certain Finance Documents

With effect from the Effective Date:

(a)	the Original Facility Agreement shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 4 (Amended and Restated Facility Agreement);

(b)	the Original Accounts Agreement shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 5 (Amended and Restated Accounts Agreement);

(c)	the Original Guarantee Agreement shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 6 (Amended and Restated Guarantee Agreement); and

(d)	the Original Thermo Subordination Deed shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 7 (Amended and Restated Thermo Subordination Deed).

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2.2	Failure to Achieve Effective Date

If the Effective Date does not occur on or prior to the Longstop Date, such non-occurrence shall constitute an immediate Event of Default pursuant to clause 23.3 (Other Obligations) of the Original Facility Agreement and, for the avoidance of doubt, it is agreed that any grace period contemplated by clause 23.3(b) (Other Obligations) of the Original Facility Agreement shall not apply to such Event of Default.

2.3	Finance Document

Each Party agrees that this Deed is designated a “Finance Document” for the purposes of the Original Facility Agreement and the Amended and Restated Facility Agreement.

3.	Representations and Warranties

3.1	Borrower Representations

Subject to the disclosures set out in Schedule 8 (Disclosures) and the Defaults Side-Letter, on each of the date of this Deed and the Effective Date, the Borrower repeats in favour of the Finance Parties each of the representations and warranties set out in:

(a)	clause 18 (Representations) of the Amended and Restated Facility Agreement but with reference to the facts existing as of the date on which such representation is being repeated (with, in respect of any representations and warranties repeated on the date of this Deed, any reference therein to the “Effective Date” being deemed to be the date of this Deed); and

(b)	section 10(c) (Representations and Warranties) of the Restructuring Support and Consent Agreement but with reference to the facts existing as of the date on which such representation is being repeated.

3.2	Subsidiary Guarantor Representations

Subject to the disclosures set out in Schedule 8 (Disclosures) and the Defaults Side-Letter, on each of the date of this Deed and the Effective Date, each Subsidiary Guarantor repeats in favour of the Finance Parties each of the representations and warranties set out in:

(a)	clause 4 (Representations and Warranties) of the Amended and Restated Guarantee Agreement but with reference to the facts existing as of the date on which such representation is being repeated (with, in respect of any representations and warranties repeated on the date of this Deed, any reference therein to the “Effective Date” being deemed to be the date of this Deed); and

(b)	section 10(c) (Representations and Warranties) of the Restructuring Support and Consent Agreement but with reference to the facts existing as of the date on which such representation is being repeated.

3.3	Thermo Representations

Subject to the disclosures set out in Schedule 8 (Disclosures) and the Defaults Side-Letter, on each of the date of this Deed and the Effective Date, Thermo repeats in favour of the Finance Parties each of the representations and warranties set out in:

(a)	clause 5 (Representations and Warranties) of the Amended and Restated Thermo Subordination Deed but with reference to the facts existing as of the date on which such representation is being repeated (with, in respect of any representations and warranties repeated on the date of this Deed, any reference therein to the “Effective Date” being deemed to be the date of this Deed); and

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(b)	section 10(b) (Representations and Warranties) of the Restructuring Support and Consent Agreement but with reference to the facts existing as of the date on which such representation is being repeated.

4.	Restructuring Fee

4.1	Restructuring Fee

As consideration for each Lender’s participation in the Proposed Restructuring (including, but not limited to, the entry into each Restructuring Document), the Borrower shall pay to the COFACE Agent (for the account of each Lender pro rata to the proportion of each Lender’s Commitment as at the Initial Signing Date) a restructuring fee in an amount equal to two point five per cent. (2.5%) of the Total Commitments as at the Initial Signing Date, being US$14,658,550 (the “Restructuring Fee”) which shall become due on the Effective Date and shall be payable in accordance with Clause 4.2 (Restructuring Fee Payment).

4.2	Restructuring Fee Payment

The Restructuring Fee shall be payable on the following dates:

(a)	an amount equal to forty per cent. (40%) thereof (being US$5,863,420) (the “Effective Date Fee Payment”) shall be payable on or prior to the Effective Date as a condition precedent to the occurrence thereof (provided that, if, following payment of the Effective Date Fee Payment under this paragraph (a), the Effective Date does not occur, the COFACE Agent shall, as soon as reasonably practicable following the Longstop Date (or as otherwise agreed between the Borrower and the COFACE Agent), reimburse to the Borrower an amount equal to the Effective Date Fee Payment); and

(b)	provided that the Effective Date has occurred, an amount equal to sixty per cent. (60%) thereof (being US$8,795,130) shall be payable on 31 December 2017 (or such earlier date following any prepayments that are made under the Facilities in accordance with clause 7.11(d) (Voluntary Prepayment of the Loans) or clause 7.13 (Application of Mandatory Prepayments) of the Amended and Restated Facility Agreement (and any other relevant terms of the Amended and Restated Facility Agreement)).

4.3	Non-refundable

Save as provided in Clause 4.2 (Restructuring Fee Payment), the Restructuring Fee once paid shall be non-refundable and non-creditable against other fees payable in connection with the Project. Payments in respect of the Restructuring Fee shall be made in accordance with the payment provisions set out in the Amended and Restated Facility Agreement.

5.	Confirmations of Obligors

5.1	Confirmations – Date of this Deed

As of the date of this Deed:

(a)	each Obligor confirms its acceptance of the Amended and Restated Facility Agreement, the Amended and Restated Accounts Agreement, the Amended and Restated Guarantee Agreement and the Amended and Restated Thermo Subordination Deed;

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(b)	each Obligor confirms that notwithstanding this Deed, each Finance Document to which it is a party remains in full force and effect and the rights, duties and obligations of each Obligor are not released, discharged or impaired by this Deed;

(c)	each Subsidiary Guarantor irrevocably and unconditionally confirms that its guarantee and indemnity under clause 2.1 (Guarantee and Indemnity) of the Original Guarantee Agreement or the Additional Guarantee Agreement (as the case may be):

(i)	continues in full force and effect on the terms of the Original Guarantee Agreement or the Additional Guarantee Agreement (as the case may be); and

(ii)	extends to the liabilities and obligations of the Obligors under the Finance Documents (including this Deed);

(d)	each Obligor confirms that any Lien created by it under the Security Documents extends to the obligations of the Obligors under the Finance Documents (including this Deed) subject to any limitations set out in the Security Documents; and

(e)	each Obligor confirms that the Liens created under the Security Documents to which it is a party continue in full force and effect on the terms of the Security Documents.

5.2	Confirmations – Effective Date

As of the Effective Date:

(a)	each Obligor confirms its acceptance of the Amended and Restated Facility Agreement, the Amended and Restated Accounts Agreement, the Amended and Restated Guarantee Agreement and the Amended and Restated Thermo Subordination Deed;

(b)	the Borrower agrees that it is bound by the terms of the Amended and Restated Facility Agreement, the Amended and Restated Accounts Agreement and the Amended and Restated Thermo Subordination Deed applicable to it;

(c)	Thermo agrees that it is bound by the terms of the Amended and Restated Thermo Subordination Deed applicable to it;

(d)	each Subsidiary Guarantor (including each Additional Subsidiary Guarantor) agrees that it is bound by the terms of the Amended and Restated Guarantee Agreement;

(e)	each Subsidiary Guarantor irrevocably and unconditionally confirms that its guarantee and indemnity under clause 2.1 (Guarantee and Indemnity) of the Amended and Restated Guarantee Agreement:

(i)	continues in full force and effect on the terms of the Amended and Restated Guarantee Agreement; and

(ii)	extends to the liabilities and obligations of the Obligors under the Finance Documents (as such term is defined in the Amended and Restated Facility Agreement and including the Restructuring Documents);

(f)	each Obligor confirms that any Lien created by it under the Security Documents extends to the liabilities and obligations of the Obligors under the Finance Documents (as such term is defined in the Amended and Restated Facility Agreement and including the Restructuring Documents) subject to any limitations set out in the Security Documents;

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(g)	each Obligor confirms that the obligations of the Obligors arising under the Finance Documents (as such term is defined in the Amended and Restated Facility Agreement and including the Restructuring Documents) are included in the definition of the relevant secured obligations (howsoever defined) for the purposes of the Security Documents; and

(h)	each Obligor confirms that, to the extent permitted by law, the Liens created under the Security Documents continue in full force and effect on the terms of the Security Documents (as such Security Documents may have been amended and/or restated pursuant to the Restructuring Documents).

6.	Disapplication of Provisions

6.1	Disapplication of Certain Terms

(a)	As from the Effective Date (and following the application of the amounts standing to the credit of the Thermo Contingent Equity Account pursuant to Clause 7.2 (Contingent Equity and DSRA Funds)), the Parties agree that the Borrower Contingent Equity Account, the Thermo Contingent Equity Account, the Capital Expenditure Account, the Convertible Note Reserve Account and the Distribution Account (each as defined in the Original Accounts Agreement and together, the “Relevant Accounts”) and the Supplier Guarantee (as such term is defined in the Original Facility Agreement) shall no longer be required for the purposes of the transactions contemplated in the Finance Documents and, to the extent not amended pursuant to the provisions of the Restructuring Documents, all references to the Relevant Accounts and the Supplier Guarantee and all related terms shall be disapplied for the purposes of the Finance Documents.

(b)	In connection with such disapplication referred to in paragraph (a) above, the Security Agent hereby irrevocably and unconditionally with effect from the Effective Date (subject to the application of the amounts standing to the credit of the Thermo Contingent Equity Account pursuant to the provisions of Clause 7.2 (Contingent Equity and DSRA Funds)) releases, without recourse or warranty, all rights pledged to it in respect of the Relevant Accounts pursuant to the provisions of the Borrower Pledge of Bank Accounts and the Thermo Pledge of Bank Accounts (as such terms are defined in the Original Facility Agreement).

6.2	Removal of Thermo from Accounts Agreement

On and from the Effective Date, and as set out in the Amended and Restated Accounts Agreement, Thermo shall be removed as a party from the Amended and Restated Accounts Agreement and shall no longer have any obligations thereunder, save to the extent that such obligations were incurred during, or are attributable to, the period prior to the Effective Date. For the avoidance of doubt, no consent shall be required from Thermo in connection with any amendment to the Amended and Restated Accounts Agreement after the Effective Date.

7.	Other Provisions

7.1	Further Utilisation of Facilities

(a)	Notwithstanding that:

(i)	the Availability Period ended on 31 December 2012;

(ii)	there are currently Defaults existing under the Finance Documents;

(iii)	the proposed Utilisation Date will not be a Business Day within the Availability Period; and

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(iv)	the undrawn amount of the Total Commitments has been cancelled pursuant to clause 5.7 (Cancellation of Commitment) of the Original Facility Agreement (the “Relevant Commitments”),

the Parties agree that following the occurrence of the Effective Date, the Relevant Commitments shall be reinstated solely for the purpose of the Borrower making a Utilisation on the Effective Date and the Borrower shall utilise all amounts in respect of the Facilities not previously utilised, being an amount of US$672,133.33 (the “Effective Date Utilisation”), such Effective Date Utilisation to be applied towards payment by the Borrower of any amounts then due and owing by it to the Supplier and/or the Launch Services Provider, provided that the Effective Date Utilisation shall not exceed the aggregate amount of any amounts payable to the Supplier and the Launch Services Provider.

(b)	In connection with the Effective Date Utilisation, the Borrower shall provide to the COFACE Agent, as conditions precedent to the occurrence of the Effective Date, the following:

(i)	a signed but undated Utilisation Request instructing the COFACE Agent to remit the Effective Date Utilisation on the date falling five (5) Business Days after the Effective Date to the Supplier and/or the Launch Services Provider’s account, as the case may be, as payment of any amounts then due and payable by the Borrower to such party;

(ii)	an authorisation to the COFACE Agent to date the Utilisation Request immediately upon the occurrence of the Effective Date; and

(iii)	evidence of the amounts owing by the Borrower to the Supplier and/or the Launch Services Provider under the Satellite Construction Contract and/or the Launch Services Contract.

(c)	Provided that:

(i)	each of the conditions precedent set out in clause 4.2 (Further conditions precedent) of the Amended and Restated Facility Agreement have been satisfied or waived by the COFACE Agent (acting on the instructions of all the Lenders); and

(ii)	the Effective Date has occurred,

the Borrower hereby irrevocably authorises and mandates the COFACE Agent (on its behalf and for its account) to pay the proceeds of the Effective Date Utilisation as a direct disbursement to the Supplier and/or the Launch Services Provider (as directed by the Borrower) and the Borrower agrees that the Effective Date Utilisation shall be deemed to have been made to or for the benefit of the Borrower and the Borrower waives all rights of protest it may have to the contrary.

7.2	Contingent Equity and DSRA Funds

Notwithstanding any provisions of the Finance Documents to the contrary, the Parties agree that upon the Effective Date:

(a)	firstly, any amounts standing to the credit of the Thermo Contingent Equity Account; and

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(b)	secondly, an amount of up to US$234,100 standing to the credit of the Debt Service Reserve Account, which is the amount by which the balance of the Debt Service Reserve Account exceeds the DSRA Required Balance under the Amended and Restated Facility Agreement as of the Effective Date,

shall be paid directly to the Launch Services Provider towards payment of any amounts that may be owing by the Borrower to the Launch Services Provider pursuant to the Launch Services Contract provided that the aggregate of the amounts set out in paragraphs (a) and (b) above shall not exceed the amount due to the Launch Services Provider as of the Effective Date. The Borrower shall provide to the COFACE Agent evidence of the amounts owing by the Borrower to the Launch Services Provider under the Launch Services Contract and, following payment thereof, confirmation from the Launch Services Provider of the receipt of such payment. The Borrower hereby authorises the payment of the amounts referred to in paragraphs (a) and (b) above by the Offshore Account Bank from the Thermo Contingent Equity Account and the Debt Service Reserve Account respectively.

7.3	Delegation Agreement Amendment Agreements

The Borrower shall use its commercially reasonable efforts to procure that each of the Supplier and the Launch Services Provider shall enter into a Delegation Agreement Amendment Agreement with the Borrower and the Security Agent within thirty (30) days of the Effective Date. Upon execution of each of the Delegation Agreement Amendment Agreements, the COFACE Agent must receive:

(a)	from the Borrower, any items required by the COFACE Agent in connection with the execution of such Delegation Agreement Amendment Agreement of the type set out in paragraph 4 (Security Matters) of Schedule 3 (Conditions Precedent to the Effective Date);

(b)	a legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of France and confirming, among other things, the validity and enforceability of the relevant Delegation Agreement Amendment Agreement; and

(c)	from the Borrower, a legal opinion of Taft Stettinus & Hollister LLP (advisers to the Borrower) confirming, among other things, the due authorisation by the Borrower of its execution of the relevant Delegation Agreement Amendment Agreement, in each case, in form and substance satisfactory to the COFACE Agent.

7.4	Equity Commitments

As of the Effective Date, Thermo agrees to restate in this Deed certain of its obligations in respect of its Equity Commitments under section 2 (Equity Commitments) of the Restructuring Support and Consent Agreement in the following terms:

(a)	as a condition precedent to the entry into any Guarantee Obligation of the Subsidiary Guarantors of the type set out in clause 22.1(l) (Limitations on Financial Indebtedness) of the Amended and Restated Facility Agreement, on or prior to 26 December 2013, Thermo agrees to make, or cause to be made, available, and shall fund to the Borrower, an aggregate amount of cash (which shall be in addition to the Initial Minimum Cash Commitment, the Effective Date Commitment and the 2013 Closing Commitment) equal to US$20,000,000 (the “2013 Year-End Commitment”). For the avoidance of doubt, any funds raised prior to 26 December 2013 by Thermo (or any third party Equity Issuances (but excluding any Equity Issuance involving Terrapin)) and contributed to the Borrower in excess of the Initial Minimum Cash Commitment, the Effective Date Commitment and the 2013 Closing Commitment may be included in the calculation of the 2013 Year-End Commitment; and

13

(b)	on or prior to 31 December 2014, Thermo agrees to make, or cause to be made, available, and shall fund to the Borrower, an aggregate amount of cash (which amount shall be in addition to the Effective Date Commitment, the Initial Minimum Cash Commitment, the 2013 Closing Commitment and the 2013 Year-End Commitment) equal to US$20,000,000 minus the amount by which:

(i)	the amount of cash actually received by the Borrower in connection with the Initial Minimum Cash Commitment, the 2013 Closing Commitment and the 2013 Year-End Commitment; exceeds

(ii)	US$40,000,000,

(the “2014 Anticipated Equity Financing”). For the avoidance of doubt, any amount raised prior to 31 December 2014 by Thermo (or any third party Equity Issuances (but excluding any Equity Issuance involving Terrapin)) and contributed to the Borrower in excess of the Initial Minimum Cash Commitment, the Effective Date Commitment, the 2013 Closing Commitment and the 2013 Year-End Commitment may be included in the calculation of the 2014 Anticipated Equity Financing; and

(c)	for the avoidance of doubt, the amount of Thermo’s payments with respect to the 2013 Closing Commitment, the 2013 Year-End Commitment and the 2014 Anticipated Equity Financing shall be reduced by the proceeds received by the Borrower from any financing received by the Borrower pursuant to any third party Equity Issuances (but excluding any Equity Issuance involving Terrapin).

Thermo acknowledges and agrees that its obligations to fund the commitments set out in paragraphs (a) and (b) above to the Borrower shall be irrevocable.

8.	Continuity, Waivers and Further Assurance

8.1	Continuing Obligations

(a)	The provisions of each of the Original Facility Agreement, the Original Accounts Agreement, the Original Guarantee Agreement and the Original Thermo Subordination Deed shall, save as amended hereby, continue in full force and effect.

(b)	For the avoidance of doubt, this Deed shall not constitute an assignment or novation of any of the rights and obligations of any party to the Original Facility Agreement, the Original Accounts Agreement, the Original Guarantee Agreement or the Original Thermo Subordination Deed, nor shall it constitute an amendment to any Security Document in place at the date of this Deed, each of whose terms shall remain in full force and effect (save as otherwise amended by any other Restructuring Document).

8.2	Waivers of Existing Defaults

(a)	The Borrower confirms that the list of Defaults and Events of Default as set out in the Defaults Side-Letter (the “Existing Defaults”) is a complete list of all such Defaults and Events of Default existing under the Finance Documents as of the date of this Deed.

(b)	The Lenders agree that on and from the Effective Date, all Existing Defaults (to the extent that such Existing Defaults are continuing) shall be permanently waived.

(c)	Subject to paragraph (d) below and for the avoidance of doubt, the waiver contained in this Clause 8.2 shall extend solely to the Existing Defaults which have occurred as of the date of this Deed and shall not apply to any Defaults or Events of Default which first occur following the date of this Deed (including those of a similar nature to the Existing Defaults).

14

(d)	If:

(i)	any Defaults or Events of Default arise during the period from the date of this Deed to the Effective Date (the “Relevant Defaults”); and

(ii)	the COFACE Agent receives a written request from the Borrower requesting the designation of the Relevant Defaults as Existing Defaults,

then the COFACE Agent may, acting on the instructions of each Lender, agree in writing to designate the Relevant Defaults as “Existing Defaults” for the purposes of this Deed.

8.3	Further Assurance

The Borrower shall, at the request of the COFACE Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed and the other Restructuring Documents.

9.	Release

As of the Effective Date and to the maximum extent permitted by Applicable Law, the Borrower and each of its Affiliates hereby release the Finance Parties, and each of their respective affiliates, partners, trustees, shareholders, representatives, attorneys-in-fact, controlling persons, employees, officers, directors, agents, attorneys and advisors, from all claims, demands, disputes, objections, liabilities or obligations whether based in contract, tort or any other theory at law or equity, arising out of, related to or in connection with the Group, Thermo, any of the Finance Documents, any documents related to any other debt obligation of the Group, and any other document or instrument executed in connection with the transactions contemplated by the Proposed Restructuring and the Restructuring Documents and all transactions related in any way thereto.

10.	Miscellaneous

10.1	Incorporation of Terms

The provisions of clauses 13.4 (Stamp Taxes), 13.5 (Value Added Tax), 35 (Partial Invalidity), 36 (Remedies and Waivers), 40 (Enforcement) and 41 (Confidentiality) of the Amended and Restated Facility Agreement shall also apply to this Deed as if expressly set out herein, mutatis mutandis, with each reference therein to “this Agreement” being deemed to be a reference to this Deed, each reference to “Party” or “Parties” being deemed to be a reference to the parties to this Deed and each reference to the “Borrower” being deemed to be a reference to each Obligor and the Subordinated Creditor. For the purposes of incorporating clause 41 (Confidentiality) of the Amended and Restated Facility Agreement into this Deed, the Parties agree that the definition of Confidential Information shall be extended to include any information provided by the Borrower, Thermo or any other person to satisfy the requirements of paragraph 11 of Schedule 3 (Conditions Precedent to the Effective Date).

10.2	Governing Law

This Deed, and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

10.3	Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15

10.4	Set-off

If an Event of Default has occurred and is continuing, a Finance Party may set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.  Following the exercise of a right of set-off under this Deed, the relevant Finance Party shall notify the Borrower.

This Deed has been executed as a deed by the Borrower, Thermo, the Subordinated Creditor and the Subsidiary Guarantors and has been signed on behalf of the other Parties.

16

SIGNATURE PAGES

The Borrower

SIGNED as a deed by GLOBALSTAR, INC. acting
/s/ Lindsey Keeble
by its attorney Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

17

Thermo

SIGNED as a deed by THERMO FUNDING
COMPANY LLC acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

18

SIGNED as a deed by GSSI, LLC in its capacity as
GUARANTOR acting by its attorney Lindsey	/s/ Lindsey Keeble
Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

19

SIGNED as a deed by GLOBALSTAR SECURITY
SERVICES, LLC in its capacity as GUARANTOR	/s/ Lindsey Keeble

acting by its attorney Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

20

SIGNED as a deed by GLOBALSTAR C, LLC in its
capacity as GUARANTOR acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

21

SIGNED as a deed by GLOBALSTAR USA, LLC in
its capacity as GUARANTOR acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

22

SIGNED as a deed by GLOBALSTAR LEASING
LLC in its capacity as GUARANTOR acting by its	/s/ Lindsey Keeble
attorney Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

23

SIGNED as a deed by SPOT LLC in its capacity as
GUARANTOR acting by its attorney Lindsey	/s/ Lindsey Keeble
Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

24

SIGNED as a deed by ATSS CANADA, INC. in its
capacity as GUARANTOR acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

25

SIGNED as a deed by GLOBALSTAR BRAZIL
HOLDINGS, L.P. in its capacity as GUARANTOR	/s/ Lindsey Keeble
acting by its attorney Lindsey Keeble, attorney-in-
fact in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:    +1 (985) 335-1500

Fax No.:     +1 (985) 335-1900

26

SIGNED as a deed by GCL LICENSEE LLC in its
capacity as GUARANTOR acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

27

SIGNED as a deed by GUSA LICENSEE LLC in its
capacity as GUARANTOR acting by its attorney	/s/ Lindsey Keeble
Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:   +1 (985) 335-1900

28

SIGNED as a deed by GLOBALSTAR LICENSEE
LLC in its capacity as GUARANTOR acting by its	/s/ Lindsey Keeble
attorney Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:   +1 (985) 335-1900

29

SIGNED as a deed by GLOBALSTAR MEDIA,
L.L.C. in its capacity as GUARANTOR acting by	/s/ Lindsey Keeble
its attorney Lindsey Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:    +1 (985) 335-1900

30

SIGNED as a deed by GLOBALSTAR
BROADBAND SERVICES INC. in its capacity as	/s/ Lindsey Keeble
GUARANTOR acting by its attorney Lindsey
Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

Address of Guarantor:

Globalstar, Inc.

300 Holiday Square Boulevard

Covington

LA 70433

United States of America

Attention:   James Monroe III

Telephone No.:   +1 (985) 335-1500

Fax No.:     +1 (985) 335-1900

31

The Subordinated Creditor

SIGNED as a deed by THERMO FUNDING
COMPANY LLC acting by its attorney Lindsey	/s/ Lindsey Keeble
Keeble, attorney-in-fact
in the presence of:

Witness’s Signature	/s/ David Inns

Name:	David Inns

Address:	5 Old Broad Street

London, EC2N 1DW

32

Lender

Executed by BNP PARIBAS	)
acting by /s/ Irene Paschalidis and /s/ Loié le Saché	)
duly authorised by BNP PARIBAS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Thiago Reis Mefano

Name:	Thiago Reis Mefano

Address:	37, Pl. du Marché

St. Honoré - 75001

Paris - France

33

Lender

Executed by SOCIÉTÉ GÉNÉRALE	)
acting by /s/ Oliver Royer	)
duly authorised by SOCIÉTÉ GÉNÉRALE	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Sylvie Leclercq

Name:	Sylvie Leclercq

Address:	Tour Societé Genérale

A7 Cours Valery

92800 La defense - France

34

Lender

Executed by NATIXIS	)
acting by /s/ David Bonnefoy and /s/ Jean-Louis VIALA	)
duly authorised by NATIXIS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Marc COLAS de la NOUE

Name:	Marc COLAS de la NOUE

Address:	30, avenue Pierre Mendés

France – 75013 Paris

35

Lender

Executed by CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK	)
acting by /s/ Jean-lue Raiyac and /s/ André Gazal	)
duly authorised by CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Elsa Ferreira

Name:	Elsa Ferreira

Address:	8, Rue Rouget de Lisle

78800 Hoielles

France

36

Lender

Executed by CRÉDIT INDUSTRIEL ET COMMERCIAL	)
acting by /s/ Thomas Giroud and /s/ Franęais Guiffart	)
duly authorised by CRÉDIT INDUSTRIEL ET COMMERCIAL	)
to sign on its behalf, in the presence of:

Witness’s Signature:	/s/ Philippe Gibon

Name:	Philippe Gibon

Address:	6, avenue de Provence

75009 Paris

France

37

Mandated Lead Arranger

Executed by BNP PARIBAS	)
acting by /s/ Irene Paschalidis and /s/ Loié le Saché	)
duly authorised by BNP PARIBAS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Thiago Reis Mefano

Name:	Thiago Reis Mefano

Address:	37, Pl. du Marché

St. Honoré - 75001

Paris - France

38

Mandated Lead Arranger

Executed by SOCIÉTÉ GÉNÉRALE	)
acting by /s/ Oliver Royer	)
duly authorised by SOCIÉTÉ GÉNÉRALE	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Sylvie Leclercq

Name:	Sylvie Leclercq

Address:	Tour Societé Genérale

A7 Cours Valery

92800 La defense - France

39

Mandated Lead Arranger

Executed by NATIXIS	)
acting by /s/ David Bonnefoy and /s/ Jean-Louis VIALA	)
duly authorised by NATIXIS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Marc COLAS de la NOUE

Name:	Marc COLAS de la NOUE

Address:	30, avenue Pierre Mendés

France – 75013 Paris

40

Mandated Lead Arranger

Executed by CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK	)
acting by /s/ Jean-lue Raiyac and /s/ Andre Gazal	)
duly authorised by CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Elsa Ferreira

Name:	Elsa Ferreira

Address:	8, Rue Rouget de Lisle

78800 Hoielles

France

41

Mandated Lead Arranger

Executed by CRÉDIT INDUSTRIEL ET COMMERCIAL	)
acting by /s/ Thomas Giroud and /s/ Franęais Guiffart	)
duly authorised by CRÉDIT INDUSTRIEL ET COMMERCIAL	)
to sign on its behalf, in the presence of:

Witness’s Signature:	/s/ Philippe Gibon

Name:	Philippe Gibon

Address:	6, avenue de Provence

75009 Paris

France

42

Security Agent

Executed by BNP PARIBAS	)
acting by /s/ Irene Paschalidis and /s/ Loié le Saché	)
duly authorised by BNP PARIBAS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Thiago Reis Mefano

Name:	Thiago Reis Mefano

Address:	37, Pl. du Marché

St. Honoré - 75001

Paris - France

43

COFACE Agent

Executed by BNP PARIBAS	)
acting by /s/ Irene Paschalidis and /s/ Loié le Saché	)
duly authorised by BNP PARIBAS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Thiago Reis Mefano

Name:	37, Pl. du Marché

Address:	St. Honoré - 75006

Paris - France

44

Offshore Account Bank

Executed by BNP PARIBAS	)
acting by /s/ Irene Paschalidis and /s/ Loié le Saché	)
duly authorised by BNP PARIBAS	)
to sign on its behalf,	)
in the presence of:

Witness’s Signature:	/s/ Thiago Reis Mefano

Name:	37, Pl. du Marché

Address:	St. Honoré - 75006

Paris - France

45

Schedule 1    Lenders

1.	BNP Paribas;

2.	Société Générale;

3.	Natixis;

4.	Crédit Agricole Corporate and Investment Bank; and

5.	Crédit Industriel et Commercial.

46

Schedule 2   Subsidiary Guarantors

1.	GSSI, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732317 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

2.	Globalstar Security Services, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3747502 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

3.	Globalstar C, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732313 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

4.	Globalstar USA, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 2663064 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

5.	Globalstar Leasing LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3731109 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

6.	Spot LLC, a limited liability company organised in Colorado, United States of America, with organisational identification number 20071321209 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

7.	ATSS Canada, Inc., a corporation incorporated in Delaware, United States of America, with organisational identification number 2706412 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

8.	Globalstar Brazil Holdings, L.P., a limited partnership formed in Delaware, United States of America, with organisational identification number 2453576 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

9.	GCL Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187922 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

10.	GUSA Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187919 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

11.	Globalstar Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187920 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

12.	Globalstar Media, L.L.C., a limited liability company organised in Louisiana, United States of America, with organisational identification number 40224959K and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433; and

13.	Globalstar Broadband Services Inc. a corporation incorporated in Delaware, United States of America, with organisational identification number 4833062 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433.

47

Schedule 3   Conditions Precedent to the Effective Date

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by the Restructuring Documents to which it is a party and resolving that it execute the Restructuring Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Restructuring Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Restructuring Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(d)	A certificate from a Responsible Officer of the Borrower certifying that, as at the Effective Date:

(i)	each copy document relating to an Obligor specified in this Schedule 3 (Conditions Precedent to the Effective Date) is correct, complete and in full force and effect as at the Effective Date;

(ii)	all representations and warranties of the Obligors contained in the Restructuring Documents are true, correct and complete in all respects;

(iii)	none of the Obligors is in violation of any of the covenants contained in the Restructuring Documents save as set out in the Restructuring Documents; and

(iv)	after giving effect to the transactions contemplated by the Restructuring Documents, no Default or Event of Default has occurred and is continuing.

(e)	Certificates as of a recent date of the good standing of each Obligor under the laws of its jurisdiction of organisation and, to the extent requested by the COFACE Agent, each other jurisdiction where such Obligor is qualified to do business.

2.	Legal Opinions

(a)	A legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of England and confirming, amongst other things, the validity and enforceability of the Restructuring Documents governed by English law.

(b)	A legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of France and confirming, among other things, the validity and enforceability of the Borrower Additional Pledge of Bank Accounts.

(c)	A legal opinion of Taft Stettinius & Hollister LLP (advisers to the Borrower) confirming, amongst other things, the due authorisation of each Obligor, the validity and enforceability of the Restructuring Documents governed by New York law and that the subordination provisions in respect of the 8% Old Notes and the 5% Notes are the legal, valid, binding and enforceable obligations of the Borrower, notwithstanding the amendments to the Original Facility Agreement as set out in this Deed.

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(d)	Such other favourable legal opinions of counsel to the Obligors addressed to the COFACE Agent (for and on behalf of itself and the other Finance Parties) with respect to the Obligors, the Restructuring Documents and such other matters as the COFACE Agent shall reasonably request, including, without limitation, FCC matters.

3.	Restructuring Documents

An original (duly executed by each of the parties thereto) of:

(a)	this Deed; and

(b)	each of the other Restructuring Documents (other than (i) the Amended and Restated Facility Agreement, the Amended and Restated Accounts Agreement, the Amended and Restated Guarantee Agreement, the Amended and Restated Thermo Subordination Deed, the Amended and Restated Collateral Agreement and the Amended and Restated Pledge Agreement which shall each be scheduled to this Deed or the Security Amendment and Restatement Agreement (as the case may be), and (ii) the Delegation Agreement Amended Agreements).

4.	Security Matters

(a)	Certified copies of all notices of assignment and/or charge required to be delivered pursuant to the Amended and Restated Collateral Agreement, the Amended and Restated Pledge Agreement and the Borrower Additional Pledge of Accounts.

(b)	Each Obligor (or legal advisers to the Lenders) shall have filed:

(i)	proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect a Lien purported to be created by the Amended and Restated Collateral Agreement, the Amended and Restated Pledge Agreement and the Borrower Additional Pledge of Accounts;

(ii)	certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all judgement liens, tax liens or effective financing statements that name the Obligors or any of their Subsidiaries, or a division or other operating unit of any such person, as debtor and that are filed in the jurisdictions referred to in paragraph (i) above, together with copies of such other financing statements evidencing any Lien permitted by clause 22.2 (Limitations on Liens) of the Amended and Restated Facility Agreement;

(iii)	evidence of the completion of all other recordings and filings of, or with respect to, the Amended and Restated Collateral Agreement, the Amended and Restated Pledge Agreement and the Borrower Additional Pledge of Accounts as may be necessary to perfect any Lien intended to be created by such documents;

(iv)	each irrevocable payment instruction (if any); and

(v)	evidence that all other actions necessary to perfect and protect any Lien purported to be created by the Amended and Restated Collateral Agreement, the Amended and Restated Pledge Agreement and the Borrower Additional Pledge of Accounts have been taken.

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5.	Governmental and other Authorisations

The Borrower has obtained, and provided to the COFACE Agent, certified copies of all Authorisations that may become necessary for:

(a)	the due execution, delivery, validity and enforceability of, and performance by an Obligor of its obligations under this Deed and each other Restructuring Document to which it is a party, and any other documents necessary or desirable to the implementation of any of those agreements or documents; and

(b)	the remittance to any Finance Party of all monies payable or owing to such Finance Party under any Restructuring Document in the currencies specified in such Finance Document, and in each case, all those Authorisations are in full force and effect.

6.	Material Contracts

Copies of each of the Material Contacts listed in schedule 12 (Material Contracts) of the Amended and Restated Facility Agreement.

7.	COFACE Insurance Policy

Each COFACE Insurance Policy (as amended) is in full force and effect and is in form and substance satisfactory to the COFACE Agent (acting on the instructions of all Lenders) and the COFACE Agent (acting on the instructions of all the Lenders) is satisfied that all conditions to each COFACE Insurance Policy are fulfilled, that all requisite approvals of the French Authorities have been obtained and, if required, payment of any portion of any new COFACE Insurance Premium then owing (if any) has been made.

8.	No Material Adverse Effect

Since 10 May 2013, nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect.

9.	Equity / Subordinated Debt

(a)	Evidence (which must include a certification by the Borrower that it has received the relevant funds together with a certified copy of the relevant wire transfer and bank statement of the Borrower evidencing the receipt of funds) that the Group shall have received from third parties reasonably acceptable to the Lenders (which may, but need not include, Thermo and Terrapin) at least US$45,000,000 from cash equity financing (including for this purpose, convertible subordinated debt, subordinated debt with warrants and similar equity-like financial instruments which, in all cases, shall be subject to definitive documentation including, without limitation, subordination provisions, acceptable to the Majority Lenders and COFACE (collectively the “Equity Linked Securities”)), of which at least:

(i)	US$25,000,000 shall be on account of the Effective Date Commitment; and

(ii)	US$20,000,000 less the aggregate amount of cash actually received by the Borrower in connection with the Initial Minimum Cash Commitment shall be on account of the 2013 Closing Commitment (subject to any reduction in respect of the 2013 Closing Commitment pursuant to any proceeds received by the Borrower from any financing by the Borrower pursuant to any Equity Issuances, in accordance with the provisions of the Restructuring Support and Consent Agreement).

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(b)	Evidence (which must include a certification by the Borrower that it has received the relevant funds together with a certified copy of the relevant wire transfer and bank statement of the Borrower evidencing the receipt of funds) that the Group shall have received the Initial Minimum Cash Commitment.

(c)	Certification by a Responsible Officer of the Borrower that no amendment, variation, novation, supplement, waiver, or modification shall have been made to, or in respect of, the terms of the 8% New Notes, the 8% Old Notes or the 5% Notes.

(d)	Evidence of the closing of a restructuring of approximately US$71,800,000 of issued and outstanding 5.75% Notes on the terms and conditions set out in the 5.75% Notes Term Sheet, and otherwise reasonably acceptable to the Majority Lenders in all respects in relation to those terms not expressly stated in the 5.75% Notes Term Sheet.

(e)	Certification by the Borrower that there is no pending enforcement action by any noteholder or group of noteholders holding (in aggregate) an amount greater than US$5,000,000 in principal amount of the 8% New Notes.

10.	Debt Service Reserve Account

Evidence that the DSRA Required Balance is standing to the credit of the Debt Service Reserve Account.

11.	Know Your Customer Requirements

The COFACE Agent shall have received each of the documents required by each of the Lenders in respect of any “Know Your Customer” requirements applicable to such Lender.

12.	No Litigation

No litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against the Group or its assets which has not been disclosed to the COFACE Agent in writing.

13.	Agreed Business Plan

Delivery of a final business plan and financial projections in form and substance satisfactory to the Lenders and agreed to by the Borrower, which plan shall incorporate the projections attached as Schedule 9 (Projections) (the “Projections”) and shall also demonstrate the Group’s ability (assuming the timely receipt of Equity Linked Securities) to fully fund operations and repay all indebtedness, and identify all sources of additional funding (including the Projections).

14.	Other Documents and Evidence

(a)	Evidence that any process agent referred to in the Finance Documents has accepted its appointment.

(b)	A copy of any other Authorisation or other document, opinion or assurance which any Lender considers to be necessary in connection with the entry into and performance of the transactions contemplated by any Restructuring Document or for the validity or enforceability of any Restructuring Document.

(c)	Payment of all fees, costs and expenses of the Finance Parties associated with the negotiation, preparation, due diligence, documentation, administration and closing of the Restructuring Documents and the transactions contemplated therein, including payment:

(i)	in cash of the Effective Date Fee Payment,

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(ii)	in cash of the COFACE Additional Insurance Premium due and payable at the Effective Date; and

(iii)	all fees and expenses of the Finance Parties and their professional advisors, including, without limitation, any completion fees payable to FTI Consulting, Inc. as approved by the Lenders and any other fees, costs and expenses of White & Case LLP and FTI Consulting, Inc.

(d)	Evidence of the restructuring of the vendor financing agreements (including, amongst others, the Hughes and Ericsson vendor financings) in terms satisfactory to the Lenders.

(e)	Satisfaction of all the conditions precedent to the Effective Date referred to in Clause 7.1 (Further Utilisation of Facilities).

(f)	Receipt by the COFACE Agent of the evidence referred to in Clause 7.2 (Contingent Equity and DSRA Funds).

(g)	Receipt by the COFACE Agent of a comfort letter addressed to it from James Monroe III.

(h)	Receipt by the COFACE Agent of a letter addressed to it from Thermo and the beneficiary of the ultimate owner of Thermo acknowledging that:

(i)	the Lenders have requested the provision of the financial statements (or equivalent document) of Thermo and certain “Know Your Customer” documentation in respect of the “James Monroe Revocable Trust dated January 1, 1997”, which have not been provided by Thermo on the basis that such documents are not available; and

(ii)	if a Lender is obliged by its compliance reporting requirements to report the unavailability of the financial statements (or equivalent document) of Thermo or such “Know Your Customer” documentation, Thermo and the ultimate owner of Thermo agree to take all such action required to release the relevant Lender from any potential liability that may be asserted against it if Thermo or the ultimate owner of Thermo (as beneficiary of the above-mentioned trust) suffers any negative consequences due to such documents not being provided to the Lenders, in such form as shall be acceptable to the COFACE Agent.

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Schedule 4   Amended and Restated Facility Agreement

See Exhibit 10.3 to Current Report on Form 8-K dated August 22, 2013

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Schedule 5   Amended and Restated Accounts Agreement

Dated 5 June 2009

as amended and restated pursuant

to the Deed of Waiver and Amendment No. 7

dated 30 September 2011 and the Global Deed of Amendment

and Restatement dated ___________ 2013

Accounts Agreement

between

Globalstar, Inc.

as the Borrower

and

BNP Paribas

as the Security Agent,

the COFACE Agent and

the Offshore Account Bank

White & Case llp

5 Old Broad Street

London EC2N 1DW

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55

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This Accounts Agreement (the “Agreement”) was originally dated 5 June 2009 (and was amended and restated on 30 September 2011 by the Deed of Waiver and Amendment No. 7 (as such term is defined below) and was further amended and restated on _____________ 2013 by the Global Deed of Amendment and Restatement and is made

Between:

(1)	Globalstar, Inc., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America (the “Borrower”);

(2)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Finance Parties (the “COFACE Agent”);

(3)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent for and on behalf of the Finance Parties (the “Security Agent”); and

(4)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as offshore account bank (the “Offshore Account Bank”).

It is hereby agreed as follows:

1.	Definitions and Interpretation

1.1	Incorporation of Definitions

Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used in this Agreement.

1.2	Definitions

In this Agreement the following terms have the meaning set out below:

“Account Banks” means:

(a)	the Offshore Account Bank; and

(b)	the Onshore Account Bank,

and “Account Bank” mean either of the foregoing, as the context requires.

“Accounts Assets” has the meaning given to such term in Clause 3.4(a)(ii) (Notice of Liens).

“Authorised Person” has the meaning given to such term in Clause 3.6(d) (Instructions).

“Blocking Notice” means a notice substantially in the form of Schedule 2 (Form of Blocking Notice).

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“Callback Contact” means each person identified by the Borrower to the Offshore Account Bank as being authorised to confirm to the Offshore Account Bank any instructions given by the Borrower to the Offshore Account Bank in the form of Schedule 6 (Authorised Persons and Callback Contacts).

“Canadian Account” means each bank account held in Canada:

(a)	set out in Schedule 9 (Canadian Accounts); and

(b)	opened after the date of this Agreement.

“Collection Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Onshore Account Bank with account number 6731016680.

“Debt Service Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034082G 55.

“Debt Service Period” means:

(a)	in respect of the first Utilisation, the period from the Utilisation Date of such Loan to the first Payment Date; and

(b)	in respect of any other period, the period beginning the day following a Payment Date and ending on the next Payment Date.

“Debt Service Reserve Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034083A 43.

“Deed of Waiver and Amendment No. 7” means the amendment agreement to this Agreement dated 30 September 2011 between, among others, the Borrower, the Offshore Account Bank and the COFACE Agent.

“Domestic Account” means each bank account held in the United States:

(a)	set out in Schedule 7 (Domestic Accounts); and

(b)	opened after the date of this Agreement.

“DSA Required Balance” means an amount equal to the product of:

(a)	the quotient of the number of days from and including the last Payment Date to the date of determination divided by the number of days from and including the date of the last Payment Date to but excluding the next Payment Date;

multiplied by,

(b)	the aggregate scheduled Debt Service (including principal, interest, fees, and other charges and expenses) due under the Facilities for the current Debt Service Period provided that if LIBOR exceeds the capped interest rate set out in an Interest Rate Cap Agreement, the amount of such capped interest rate shall be used for the purpose of calculating any interest under this paragraph (b).

“Effective Date” has the meaning given to such term in the Global Deed of Amendment and Restatement.

“Facility Agreement” means the facility agreement originally dated 5 June 2009, as amended from time to time including as amended and restated pursuant to the Global Deed of Amendment and Restatement between the Borrower, the Security Agent, the COFACE Agent, the Mandated Lead Arrangers and the Lenders.

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“Final Discharge Date” means the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and none of the Finance Parties is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under the Finance Documents.

“Foreign Account” means each bank account held in a jurisdiction other than the United States or Canada:

(a)	set out in Schedule 8 (Foreign Accounts); and

(b)	opened after the date of this Agreement.

“Holding Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 3000 4056 5800 0004 3504 S68.

“Insurance Proceeds” means all proceeds and amounts payable to or received by the Borrower or the Security Agent (as the case may be) under the Insurances.

“Insurance Proceeds Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034085H 59.

“Liability” means any present or future liability (actual or contingent) (including without limitation, any payment obligation and/or fee obligation) whether or not matured or liquidated, together with any:

(a)	refinancing, novation, deferral or extension of that liability;

(b)	claim for misrepresentation or breach of warranty or undertaking or an event of default or under any indemnity;

(c)	further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

(d)	claim for damages or restitution in the event of rescission of that liability or otherwise;

(e)	claim flowing from any recovery by a payment or discharge in respect of that liability on the grounds of preference or otherwise; and

(f)	amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability or unenforceability in any insolvency or other proceedings.

“Offshore Project Accounts” means the Project Accounts other than the Collection Account.

“Onshore Account Bank” means Union Bank with its registered office at 99 Almaden Blvd., Ste 200, San Jose, CA 95113, United States of America.

“Operating Expenditure” means all operating and maintenance costs, expenses and liabilities (including inventory purchases) incurred by the Borrower and including any VAT in respect of any such amount (excluding any capital expenditure (other than maintenance capital expenditure)) and any other costs and expenses agreed between the COFACE Agent and the Borrower.

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“Overnight LIBOR” means, on any date, the London Interbank Offered Rate administered by the British Banker’s Association, that is the day to day rate at which Dollars are offered to prime banks on the London interbank market and at 11:00 a.m. (London time) on pages LIBOR01 or LIBOR02 of the Reuters screen, (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the COFACE Agent may specify another page or service displaying the appropriate rate.

“Party” means a party to this Agreement.

“Payment Date” means:

(a)	a Repayment Date; and

(b)	the last day of an Interest Period.

“Project Accounts” means:

(a)	the Collection Account;

(b)	the Debt Service Account;

(c)	the Debt Service Reserve Account;

(d)	the Insurance Proceeds Account; and

(e)	the Holding Account,

and “Project Account” means any of the foregoing, as the context requires.

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by an Obligor to any Finance Party under the relevant Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Unblocking Notice” means a notice substantially in the form of Schedule 3 (Form of Unblocking Notice).

1.3	Interpretation

(a)	Clause 1.2 (Construction) of the Facility Agreement shall apply to this Agreement as if expressly set out herein, mutatis mutandis, with each reference therein to the Facility Agreement being deemed to be a reference to this Agreement.

(b)	Unless a contrary indication appears, a reference in this Agreement to the “date of this Agreement” shall be the original date of this Agreement, being 5 June 2009.

1.4	Third Party Rights

(a)	Save as provided in Clause 21.3 (Fees, Costs and Expenses), a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Accounts

Any reference in this Agreement to any bank account shall include any renewal, redenomination, re-designation or sub-account thereof.

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2.	Appointment

(a)	The Borrower designates and appoints the Offshore Account Bank as account holder in relation to the Offshore Project Accounts. The Offshore Account Bank accepts such designation and appointment in accordance with and limited to the terms and conditions of this Agreement.

(b)	The Offshore Account Bank shall act in accordance with instructions received by it from the COFACE Agent and/or the Borrower, as appropriate, in accordance with the terms of this Agreement.

(c)	The Security Agent shall act at all times only in accordance with the instructions of the COFACE Agent. The COFACE Agent shall give instructions to the Security Agent in accordance with the terms of the Finance Documents.

3.	Establishment of the Accounts

3.1	Project Accounts

(a)	The Borrower shall establish, maintain and operate with the Offshore Account Bank in Paris the following bank accounts, denominated in Dollars, subject to and in accordance with the terms and conditions of this Agreement:

(i)	the Debt Service Account;

(ii)	the Debt Service Reserve Account;

(iii)	the Insurance Proceeds Account; and

(iv)	the Holding Account.

(b)	The Offshore Account Bank hereby confirms to the other Parties that the accounts referred to in Clause 3.1(a) above have been opened with the Offshore Account Bank.

(c)	The Offshore Account Bank hereby agrees to operate and maintain the Project Accounts (other than the Collection Account) in accordance with the provisions of this Agreement.

3.2	Collection Account

The Borrower shall continue to maintain and operate with the Onshore Account Bank in California the Collection Account, denominated in Dollars, subject to and in accordance with the terms and conditions of the relevant Account Control Agreement.

3.3	No Prejudice

The Borrower acknowledges for the benefit of the COFACE Agent and the Security Agent that each Project Account pledged, charged or assigned to the Security Agent (for and on behalf of itself and the other Finance Parties) under or pursuant to the Security Documents will be a separate account of an Account Bank and the Borrower agrees:

(a)	none of the restrictions or conditions contained in this Agreement on the withdrawal of funds from a Project Account shall be construed as a waiver of any Lien or affect the rights or the obligations of any of the Finance Parties under any Finance Document; and

(b)	no withdrawal shall be made from any Project Account if it would cause such Project Account to become overdrawn.

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3.4	Notice of Liens

(a)	The Borrower hereby gives notice to the Offshore Account Bank of the Liens granted or to be granted by it to the Security Agent over:

(i)	the balance from time to time standing to the credit of any relevant Project Account, including all interest credited to any such Project Account; and

(ii)	all of the Borrower’s rights, title and interest in and to and the benefit of any relevant Project Account and the indebtedness represented by such credit balance (the “Accounts Assets”) and the Offshore Account Bank hereby acknowledges the same.

(b)	The Offshore Account Bank confirms to the Security Agent and the COFACE Agent that it has not received actual notice of any other Lien in, or any assignment of, the Accounts Assets granted by the Borrower to any third party.

3.5	Availability

The Offshore Account Bank shall not be obliged to make available to the Borrower, or any other person any sum which it is expecting to receive for the account of the Borrower until it has been able to establish that it has received that sum.

3.6	Instructions

(a)	The Borrower may communicate any and all instructions (including approval, consents and notices) to the Offshore Account Bank in relation to the Project Accounts (as appropriate), including communication by any manual or electronic medium or other systems agreed between the Borrower and the Offshore Account Bank.

(b)	The Borrower may subject to the terms of this Agreement and the other Finance Documents, following notice to the Offshore Account Bank, give payment instructions in accordance with the payment and/or transfer instructions set out in Schedule 10 (Form of Payment/Transfer Instruction). Such instructions must be received by not later than 9:00 a.m. (Paris time) two (2) Business Days prior to the proposed payment date in order to ensure that any payment will be made for value on the proposed payment date, provided that the Borrower shall use its reasonable endeavours to ensure that, to the extent reasonably practicable, instructions are given to the Offshore Account Bank by 9:00 a.m. (Paris time) not less than three (3) Business Days prior to the proposed payment date.

(c)	The Borrower may only make a payment from a Project Account (other than the Collection Account) to the extent it had sufficient cleared funds at the close of business on the Paris Business Day prior to the day of payment.

(d)	Instructions may only be given by any person authorised by the Borrower to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) (each an “Authorised Person”). The Borrower has provided to the Offshore Account Bank the names of each:

(i)	Authorised Person; and

(ii)	Callback Contact,

in the form of Schedule 6 (Authorised Persons and Callback Contacts).

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The Borrower may change the names of the Authorised Persons and/or Callback Contacts by giving not less than five (5) Business Days’ prior written notice to the Offshore Account Bank of updating Schedule 6 (Authorised Persons and Callback Contacts).

(e)	If a Blocking Notice has been delivered to the Offshore Account Bank in accordance with Clause 19.1 (Blocking Notices) and such Blocking Notice is continuing, the Offshore Account Bank shall only act on instructions communicated by the Borrower to the Offshore Account Bank if such instructions are countersigned by the COFACE Agent.

3.7	Miscellaneous

(a)	Each Project Account (other than the Collection Account) will bear interest at a daily rate equal to Overnight LIBOR less point zero twenty five per cent. (0.25%) and such interest will be credited to the Project Accounts (other than the Collection Account) in accordance with the Offshore Account Bank’s usual practices.

(b)	The Offshore Account Bank shall not have any proprietary interest in amounts deposited hereunder but merely holds such amounts as banker subject to the terms of this Agreement.

(c)	Any payment by the Offshore Account Bank under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by Applicable Law.

(d)	If the Offshore Account Bank is required by Applicable Law to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the relevant party.

(e)	The Offshore Account Bank shall, save as otherwise provided in this Agreement, maintain the Project Accounts (other than the Collection Account) in accordance with:

(i)	the mandates (if any) entered into by the Offshore Account Bank with the Borrower;

(ii)	its normal practices; and

(iii)	the provisions of this Agreement,

provided that if there is any conflict between this Agreement and either:

(A)	the mandates (if any) entered into by the Offshore Account Bank with the Borrower; or

(B)	the Offshore Account Bank’s normal practices referred to above,

the provisions of this Agreement shall prevail (but only to the extent that the Offshore Account Bank would not be in breach of any Applicable Law as a result).

3.8	Information on Accounts

The Offshore Account Bank agrees with the Borrower that the Offshore Account Bank may disclose to the COFACE Agent and/or the Security Agent any information regarding the Project Accounts as may be requested by the COFACE Agent and/or the Security Agent.

4.	[Intentionally Omitted]

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5.	Collection Account

5.1	Payments to the Collection Account

(a)	The Borrower shall ensure that:

(i)	all amounts standing to the credit of:

(A)	[intentionally omitted];

(B)	a Domestic Account;

(C)	all Foreign Accounts in any one jurisdiction which exceed an aggregate amount of US$1,000,000; and

(D)	all Canadian Accounts which exceed an aggregate amount of US$2,000,000;

(ii)	all other revenues of, and payments to, the Borrower not included in paragraph (a)(i) above (including any amounts received by the Borrower of the kind required to be applied in mandatory prepayment pursuant to clause 7.3 (Mandatory Prepayment – Cash Sweep of Spectrum Cash Flow), clause 7.4 (Mandatory Prepayment – Excess Cash Flow), clause 7.6 (Mandatory Prepayments – Asset Dispositions) (save in respect of such amounts that are required to be paid into the Holding Account in accordance with sub-paragraph (b)(ii) of clause 7.6 (Mandatory Prepayments – Asset Dispositions)), clause 7.8 (Mandatory Prepayment – Cash Sweep Following Spectrum Sale) and clause 7.9 (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement), but excluding any amounts payable to the Borrower under an Interest Rate Cap Agreement which shall be directly deposited in the Debt Service Account in accordance with Clause 8.1(b) (Payments to the Debt Service Account); and

(iii)	any drawdown of any Loan (other than Loan disbursement amounts which a Lender has permitted to be paid directly to a third party to which payment is due from the Borrower), and any Net Cash Proceeds arising from any Equity Issuances and any Subordinated Indebtedness, are, in each case, directly deposited into the Collection Account not later than the last Business Day of each Month.

(b)	The Borrower may deposit funds into the Collection Account pursuant to Clause 9.3 (Excess Funding in the Debt Service Reserve Account), Clause 11.3 (Application of Insurance Proceeds: Less than US$500,000), Clause 11.4(b) (Application of Insurance Proceeds – Mandatory Prepayment), Clause 13 (General Rule Regarding Excess Balances) and as otherwise permitted by the Finance Documents.

5.2	Permitted Withdrawals from the Collection Account

The Borrower may only withdraw amounts from the Collection Account at the times, for the purposes and in the order of priority, set out in Schedule 5 (Order of Application).

5.3	Certificates

The Borrower shall be deemed to have certified to the COFACE Agent that the amounts instructed by it to be transferred or paid in accordance with the provisions of Clause 5.2 (Permitted Withdrawals from the Collection Account) shall be the correct amount required to be so paid or transferred in accordance with the terms thereof.

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6.	Holding Account

6.1	Payments to the Holding Account

The Borrower shall ensure that the Holding Account is funded in accordance with clause 7.6(b)(ii) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement.

6.2	Permitted Withdrawals from the Holding Account

The Borrower may only withdraw amounts standing to the credit of the Holding Account pursuant to:

(a)	firstly, subject to clause 7.6(d) and clause 7.6(e) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement, clause 7.6(b)(ii)(A) and (B) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement; and

(b)	secondly, clause 7.6(c) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement.

7.	[Intentionally Omitted]

8.	Debt Service Account

8.1	Payments to the Debt Service Account

(a)	Amounts shall be transferred to or deposited in the Debt Service Account in accordance with Clause 5.2 (Permitted Withdrawals from the Collection Account), Clause 8.1(b) and (c) (Payments to the Debt Service Account), Clause 9.3 (Excess Funding in the Debt Service Reserve Account) and Clause 13 (General Rule Regarding Excess Balances), only.

(b)	The Borrower shall ensure that any amounts payable to it under an Interest Rate Cap Agreement are directly deposited into the Debt Service Account.

(c)	The Borrower may credit amounts to the Debt Service Account with the proceeds of equity contributed to enable the Borrower to make payments under the Finance Documents.

8.2	Permitted Withdrawals from the Debt Service Account

Subject to Clause 13 (General Rule Regarding Excess Balances), on each Payment Date, and on each other date on which any payments in respect of Debt Service are required to be made, the Borrower shall withdraw funds from the Debt Service Account to pay such amounts then due and payable to the Finance Parties, but not otherwise.

9.	Debt Service Reserve Account

9.1	Payments to the Debt Service Reserve Account

(a)	The Borrower shall ensure that at all times an amount not less than the DSRA Required Balance shall be credited, in Cash, to the Debt Service Reserve Account.

(b)	Amounts shall be deposited in or transferred to the Debt Service Reserve Account in accordance with Clause 5.2 (Permitted Withdrawals from the Collection Account), Clause 9.1(c) (Payments to the Debt Service Reserve Account) and Clause 13 (General Rule Regarding Excess Balances) only.

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(c)	The Borrower may credit amounts to the Debt Service Reserve Account with the proceeds of equity contributed to enable the Borrower to ensure that the Debt Service Reserve Account is at all times funded in an amount equal to the DSRA Required Balance.

9.2	Withdrawals from the Debt Service Reserve Account

Subject to Clause 9.3 (Excess Funding in the Debt Service Reserve Account), if, on any date, the aggregate balance of the Debt Service Account is insufficient to pay Debt Service then due, the Borrower shall withdraw cash up to the amount of such shortfall from the Debt Service Reserve Account to pay such Debt Service then due, but not otherwise.

9.3	Excess Funding in the Debt Service Reserve Account

To the extent the balance of the Debt Service Reserve Account exceeds the DSRA Required Balance, the Borrower shall be entitled to withdraw such excess amount and pay to the Debt Service Account to fund such account to its then required level as set out in this Agreement, and to the extent that the Debt Service Account is funded to the DSA Required Balance any such excess shall be paid to the Collection Account.

10.	[Intentionally Omitted]

11.	Insurance Proceeds Account

11.1	General Rule Regarding Application of Insurance Proceeds

The Security Agent (following the occurrence and the continuance of an Event of Default) and the Borrower shall apply all Insurance Proceeds in accordance with the provisions of this Clause 11.

11.2	Payments to the Insurance Proceeds Account

All Insurance Proceeds shall be paid by the relevant insurer directly to the Insurance Proceeds Account and, if paid to the Borrower (other than into the Insurance Proceeds Account), such Insurance Proceeds shall be forthwith paid over to the Insurance Proceeds Account.

11.3	Application of Insurance Proceeds: Less than US$500,000

In connection with an Insurance and Condemnation Event yielding less than US$500,000 in Net Cash Proceeds, the Borrower may transfer such amounts to the Collection Account to be applied in accordance with Clause 5.2 (Permitted Withdrawals from the Collection Account).

11.4	Application of Insurance Proceeds – Mandatory Prepayment

(a)	Subject to Clause 11.3 (Application of Insurance Proceeds: Less than US$500,000) above and paragraph (b) below, the COFACE Agent shall direct the Offshore Account Bank to apply the funds in the Insurance Proceeds Account in mandatory prepayment of the Facilities in accordance with clause 7.5 (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement.

(b)	If clause 7.5(b)(ii) (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement applies, the Borrower may request the Offshore Account Bank to make payment to a supplier of a replacement asset or replacement Satellite, any long lead items, Launch services, insurances or other costs directly arising in relation to the purchase or Launch of a Satellite described in clause 7.5(b)(ii) (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement, in accordance with the terms and conditions agreed between the Borrower and the Supplier. Any excess Net Cash Proceeds after taking into account such payments and costs shall be transferred as soon as practicable to the Collection Account.

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12.	[Intentionally Omitted]

13.	General Rule Regarding Excess Balances

Subject to Clause 18 (Event of Default), but notwithstanding any other provision of this Agreement, to the extent that at any time the balance on the Debt Service Account is greater than the DSA Required Balance, the Borrower shall be entitled to withdraw such excess amounts and pay such amount to the Collection Account.

14.	[Intentionally Omitted]

15.	Final Disbursement upon Termination

Upon receipt of notification from the COFACE Agent of the occurrence of the Final Discharge Date, the Offshore Account Bank shall disburse any amounts on deposit in the Offshore Project Accounts to or at the direction of, and at the expense of, the Borrower in accordance with Clause 3.6 (Instructions).

16.	[Intentionally Omitted]

17.	Balances

In determining the balance of proceeds on a Project Account (other than the Collection Account) only the cash on deposit on such Project Account shall be taken into account.

18.	Event of Default

(a)	If an Event of Default has occurred and is continuing and any Blocking Notices have been served pursuant to Clause 19.1 (Blocking Notices), then any provisions of this Agreement or any other Finance Document to the contrary notwithstanding, all amounts on deposit in the Offshore Project Accounts which are the subject of any Blocking Notices and any revenues thereon shall be applied by the Offshore Account Bank, acting on the instructions of the COFACE Agent. Such instructions of the COFACE Agent may include, without limitation:

(i)	if so decided under and in accordance with the Facility Agreement, instruction toward payment of the outstanding payment obligations under the Facilities;

(ii)	if so decided by the Lenders under the Facility Agreement, instruction toward the payment of any other amount (including, without limitation, Taxes and amounts due under the Transaction Documents) as contemplated by this Agreement or as otherwise decided pursuant to the Facility Agreement; and

(iii)	in making withdrawals from the Project Accounts and payments between the Project Accounts, save that prior to any such direction, the Borrower, the Offshore Account Bank, the COFACE Agent and the Security Agent shall administer the Project Accounts (other than the Collection Account) in accordance with the other provisions of this Agreement.

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(b)	Following the occurrence and continuance of an Event of Default and service of any Blocking Notices pursuant to Clause 19.1 (Blocking Notices), the Borrower shall not, without the written consent of the COFACE Agent, be entitled to withdraw any funds on any of the Project Accounts the subject of any Blocking Notices or deal with such funds in any manner whatsoever.

19.	Blocking and Unblocking Notices

19.1	Blocking Notices

Following an Event of Default which has occurred and is continuing, the COFACE Agent shall (if so instructed by the Majority Lenders) deliver to the Offshore Account Bank and/or the Onshore Account Bank, the Security Agent and the Borrower, Blocking Notices in respect of any Project Accounts held with the Offshore Account Bank and the Offshore Account Bank will comply with the terms thereof.

19.2	Unblocking Notices

At such time as any Event of Default subject to any Blocking Notices is no longer continuing, the COFACE Agent shall deliver to the Offshore Account Bank, the Security Agent and the Borrower Unblocking Notices in respect of those Project Accounts the subject of any Blocking Notices and, in respect of any Project Accounts held with the Offshore Account Bank, the Offshore Account Bank shall comply with the terms thereof.

20.	Foreign Currency Conversions

(a)	In respect of any currency conversions for determining the balances on any accounts, such conversions shall be done at the Offshore Account Bank’s commercial spot mid-rate for conversion of the relevant currency on the relevant date.

(b)	The Offshore Account Bank shall have no liability to the Borrower in connection therewith other than in respect of its gross negligence or wilful misconduct.

21.	Ancillary Provisions

21.1	Time of Day

All references in this Agreement to any time of day in relation to any Project Account (other than the Collection Account) shall be deemed to be references to Paris, France time.

21.2	Intentionally Omitted

21.3	Fees, Costs and Expenses

(a)	The Borrower shall pay the fees and reasonably incurred and documented out-of-pocket expenses of the Offshore Account Bank.

(b)	The Borrower shall pay all legal and professional fees and costs of the advisers to the Offshore Account Bank with respect to the preservation or enforcement of any of its respective rights during the continuance of an Event of Default.

(c)	Subject to paragraph (d) below the Borrower shall indemnify and hold harmless the Offshore Account Bank and its respective officers, directors, employees, representatives and agents (collectively, the “Indemnitees”, and each an “Indemnitee”) from and against and reimburse the Indemnitees for any and all losses, liabilities, claims and expenses arising by reason of their participation in the transactions contemplated by this Agreement. Any officer, director, employee, representative or agent of the Offshore Account Bank may rely on this paragraph (c) and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

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(d)	The indemnity obligation of the Borrower pursuant to this Clause 21.3 (Fees, Costs and Expenses) shall not apply with respect to an Indemnitee to the extent arising as a result of the gross negligence or wilful misconduct of such Indemnitee.

(e)	The provisions of this Clause 21.3 (Fees, Costs and Expenses) shall survive termination of this Agreement and the resignation or removal of the Offshore Account Bank and shall be in addition to any other rights and remedies of any Indemnitee.

22.	The Offshore Account Bank

22.1	Rights of the Offshore Account Bank

The Offshore Account Bank may:

(a)	rely upon any communication or document believed by it to be genuine and may assume that any person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so; and

(b)	assume that no Default has occurred and that the Borrower is not in breach of or default under its obligations under this Agreement, unless it has actual knowledge or actual notice to the contrary.

22.2	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied herein, the Offshore Account Bank shall not be:

(a)	bound to enquire as to the occurrence or otherwise of a Default or the performance by any other party to any of the Finance Documents of its obligations thereunder;

(b)	bound to exercise any right, power or discretion vested in it under any of the Finance Documents to which it is a party;

(c)	bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account;

(d)	bound to disclose to any other person any information relating to any other person; or

(e)	under any fiduciary duty towards any other Party or under any obligations other than those for which express provision is made in this Agreement.

22.3	Exclusion of Liability

The Offshore Account Bank shall not be responsible for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document nor shall it be under any liability as a result of taking or omitting to take any action in relation to the Project Accounts (other than the Collection Account) save in the case of its gross negligence or wilful misconduct.

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22.4	Resignation and Removal

(a)	The Offshore Account Bank may resign and appoint one of its Affiliates as successor of the Offshore Account Bank by giving not less than sixty (60) days’ notice to the Finance Parties and the Borrower, provided that the successor accounts bank shall act through an office in Paris.

(b)	Provided no Default has occurred and is continuing:

(i)	the Borrower may request that the Offshore Account Bank resigns by giving not less than sixty (60) days’ notice to the COFACE Agent; and

(ii)	the Borrower shall designate a successor accounts bank with the consent of the Majority Lenders.

(c)	Alternatively, the Offshore Account Bank may resign without having designated a successor by giving notice to the COFACE Agent and the Borrower, in which case the Majority Lenders with the prior written approval of the Borrower (which approval shall not however be required if a Default has occurred and is continuing) may appoint a successor accounts bank.

(d)	If the Majority Lenders have not appointed a successor accounts bank in accordance with Clause 22.3(c) (Resignation and Removal) within sixty (60) days after notice of resignation was given, the Offshore Account Bank (with the prior approval of the Borrower (acting reasonably) (which approval shall not however be required if an Event of Default has occurred and is continuing)) may appoint a successor offshore account bank (acting through an office in Paris).

(e)	If thirty (30) days after the expiry of the sixty (60) day period referred to above, a successor accounts bank has not been appointed, the Borrower may petition a court of competent jurisdiction to appoint a successor accounts bank, and in any case, from that date until the appointment of a successor accounts bank, the Offshore Account Bank’s sole responsibility shall be to receive and safekeep amounts in the relevant Project Accounts.

(f)	The retiring Offshore Account Bank shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as the Offshore Account Bank under the Finance Document. Each successor offshore account bank shall accede to this Agreement by executing an accession memorandum in the form of Schedule 4 (Form of Accession Memorandum).

(g)	The resignation notice of the Offshore Account Bank shall take effect only upon the appointment of a successor accounts bank.

(h)	Upon the appointment of a successor, the retiring Offshore Account Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 1.1 (Resignation and Removal) and each of the indemnities in respect of its actions as the Offshore Account Bank under the terms of the Finance Documents. Each Offshore Account Bank’s successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor offshore account bank had been an original party to this Agreement.

22.5	Offshore Account Bank

The Offshore Account Bank shall at all times be an Acceptable Bank.

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22.6	Conduct of Business by the Offshore Account Bank

No provision of this Agreement will:

(a)	interfere with the rights of the Offshore Account Bank to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Offshore Account Bank to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Offshore Account Bank to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

22.7	[Intentionally Omitted]

22.8	No Set-Off

The Offshore Account Bank hereby agrees and acknowledges that it waives any right it has or may hereafter acquire to combine, consolidate or merge any of the Project Accounts with any other account of the Borrower, the Security Agent or any liabilities of the Borrower, the Security Agent or any other person and agrees that it may not exercise any Lien, set-off, transfer, combine or withhold payment of any sum standing to the credit of any of the Project Accounts, then it shall immediately re-credit the relevant Project Account with the amount required to restore such Project Account to the position immediately prior to such breach.

22.9	Exoneration

(a)	The Offshore Account Bank shall not, save in the case of its own gross negligence or wilful misconduct (or that of its officers, directors employees, representatives and agents) be liable to the Borrower or any other person for any action it may take in reliance upon any written notice or request given to it by the COFACE Agent or the Security Agent.

(b)	The Offshore Account Bank shall not be under any duty to give the amounts held by it hereunder any greater degree of care than it gives to its own similar property.

(c)	This Agreement sets forth all the duties of the Offshore Account Bank.

(d)	The Offshore Account Bank shall not be obliged to make any payment or otherwise to act on any request or instruction notified to it under this Agreement if it is unable:

(i)	to verify any signature on the notice of request or instruction against the specimen signature provided for the relevant Authorised Person hereunder; and

(ii)	to validate the authenticity of the request by contacting the Callback Contact.

(e)	The Offshore Account Bank may:

(i)	consult lawyers or professional advisers over any question as to the provisions of this Agreement or its duties as Offshore Account Bank; and

(ii)	act pursuant to the advice of lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not, save in the case of its own gross negligence or wilful misconduct or that of its officers, directors, employees or agents, be liable for any action taken or omitted in accordance with such advice.

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(f)	The Offshore Account Bank may use (and its performance will be subject to the rules of) any communications, clearing or payment system, intermediary bank or other system in accordance with its usual operating procedures.

(g)	The Offshore Account Bank shall not be responsible for failure to perform any of its obligations under this Agreement on the occurrence of any event or circumstance beyond the reasonable control of the Offshore Account Bank, to the extent that the Offshore Account Bank has used reasonable endeavours to mitigate the consequences of any such event or circumstances in accordance with its usual operating procedures or if performance would result in the Offshore Account Bank being in breach of any Applicable Law.

(h)	Notwithstanding any other provision to the contrary in this Agreement, under no circumstance will the Offshore Account Bank be liable to any party for any consequential loss.

(i)	The Borrower acknowledges that the Offshore Account Bank may use any form of telephonic or electronic monitoring or recording as it deems appropriate for security and service purposes in accordance with its usual operating procedures.

(j)	The obligations and duties of the Offshore Account Bank will be performed only by it and are not obligations or duties of any other BNP Paribas company (including any branch or office of the Offshore Account Bank) and the rights of the Borrower with respect to the Offshore Account Bank extend only to the Offshore Account Bank and do not extend to any other BNP Paribas company.

(k)	No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the name of the Offshore Account Bank or the rights, powers, or duties of the Offshore Account Bank shall be issued by the Borrower or on their behalf unless the Offshore Account Bank shall first have given its written consent thereto.

23.	Notices

23.1	Writing

Each communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

23.2	Addresses for Notices

(a)	The address and fax number of the Borrower is:

Address:	Globalstar, Inc.
300 Holiday Square Boulevard
Covington
LA 70433
United States of America

Attention:	James Monroe III

Facsimile:	+001 985 335-1900

or such other address or number as the relevant party may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(b)	[intentionally omitted]

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(c)	The address and fax number of the Security Agent is:

Address:	BNP Paribas
Export Finance
Commercial Support and Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75031 Paris Cedex 01
France

Attention:	Mrs Sylvie Caset-Carricaburru / Mrs Brigitte Quintard

Telephone:	+ 33(0)1 43 16 81 69 / +33(0)1 43 16 81 76

Facsimile:	+ 33 (0)1 43 16 81 84

or such other address or number as the Security Agent may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(d)	The address and fax number of the Offshore Account Bank is:

Address:	BNP Paribas
Export Finance
Commercial Support and Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75031 Paris Cedex 01
France

Attention:	Mrs Sylvie Caset-Carricaburru / Mrs Brigitte Quintard

Telephone:	+ 33(0)1 43 16 81 69 / +33(0)1 43 16 81 76

Facsimile:	+ 33 (0)1 43 16 81 84

or such other address or number as the Offshore Account Bank may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(e)	The address and fax number of the COFACE Agent is:

Address:	BNP Paribas
Export Finance
Commercial Support and Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75031 Paris Cedex 01
France

Attention:	Mrs Sylvie Caset-Carricaburru / Mrs Brigitte Quintard

Telephone:	+ 33(0)1 43 16 81 69 / +33(0)1 43 16 81 76

Facsimile:	+ 33 (0)1 43 16 81 84

or such other address or number as the COFACE Agent may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(f)	The COFACE Agent shall, promptly upon receipt of notice from any party of any change in the address, facsimile number or Facility Office of such party notify the other agents thereof and at the request of any party, give to that party the address or facsimile number of any other party applicable at the time for the purposes of this Clause 23.2(f) (Addresses for Notices).

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24.	Remedies, Waivers and Amendments

24.1	Rights and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Security Agent or the COFACE Agent, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

24.2	Amendments

No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed or approved in writing by the Borrower, the Security Agent, the COFACE Agent and the Offshore Account Bank.

25.	Additional Provisions

25.1	Partial Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Applicable Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of such provision under Applicable Law of any other jurisdiction.

25.2	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

25.3	Benefit of Agreement

(a)	This Agreement binds and benefits the respective successors and permitted assigns and transferees of the COFACE Agent and the Security Agent as permitted under the Facility Agreement.

(b)	Subject to Clause 1.1 (Resignation and Removal), neither the Offshore Account Bank nor the Borrower may assign any of their respective rights or transfer any of their respective rights and obligations under this Agreement, unless otherwise provided in the Finance Documents or unless the COFACE Agent has approved of such transfer or assignment in writing.

26.	Governing Law

This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by English law.

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27.	Enforcement

The terms of clause 40 (Enforcement) of the Facility Agreement are incorporated, mutatis mutandis, herein by reference.

In Witness Whereof this Agreement has been duly executed and delivered as a deed by the parties hereto on the day and year first above written.

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Schedule 1

[Intentionally Omitted]

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Schedule 2

Form of Blocking Notice

To:	BNP Paribas, as Offshore Account Bank Union Bank as Onshore Account Bank

BNP Paribas,
as Security Agent

Globalstar, Inc.,
as the Borrower

Ladies and Gentlemen:

1.	This Blocking Notice is delivered to you pursuant to the amended and restated accounts agreement, dated 5 June 2009 (as amended and restated from time to time) and currently between Globalstar, Inc. (the “Borrower”), BNP Paribas, in its capacity as the Security Agent, BNP Paribas as the Offshore Account Bank and BNP Paribas in its capacity as the COFACE Agent (the “Accounts Agreement”). Unless otherwise defined herein, all capitalised terms used herein shall have the respective meanings specified in the Accounts Agreement.

2.	We hereby give you notice pursuant to Clause 19.1 (Blocking Notices) of the Accounts Agreement that:

(a)	an Event of Default has occurred and is continuing and has not been waived;

(b)	[reference to enforcement action being taken in accordance with the Accounts Agreement and the Facility Agreement]; and

(c)	pursuant to paragraph (b) of Clause 18 (Event of Default) of the Accounts Agreement, until such time as you receive an Unblocking Notice, the Borrower may not withdraw any monies from [list Project Accounts to be blocked] without the consent of the COFACE Agent.

This notice constitutes a Blocking Notice for the purposes of Clause 19.1 (Blocking Notices) of the Accounts Agreement.

3.	Please note that during the continuance of the Blocking Notice, instructions may only be given by any person authorised by the COFACE Agent to act on its behalf in the performance of any act, discretion or duty under the Accounts Agreement in respect of the relevant Project Accounts (including, for the avoidance of doubt, any officer or employee of such person) (each an “Authorised Person”). The names of each (a) Authorised Person; and (b) Callback Contact are set out in Appendix A of this Blocking Notice. The COFACE Agent may change the names of the Authorised Persons and/or Callback Contacts by giving not less than five (5) Business Days’ prior written notice to each Account Bank of updating Appendix A.

for and on behalf of BNP Paribas (in its capacity as COFACE Agent)

Authorised to sign

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Appendix A

Authorised Persons

COFACE Agent

Name	Position	Specimen signature	Telephone number

Callback Contacts

COFACE Agent

Name	Position	Telephone number

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Schedule 3

Form of Unblocking Notice

To:	BNP Paribas, as Offshore Account Bank Union Bank as Onshore Account Bank

BNP Paribas,
as Security Agent

Globalstar, Inc.,
as the Borrower

Ladies and Gentlemen:

1.	This Unblocking Notice is delivered to you pursuant to the amended and restated accounts agreement, dated 5 June 2009 (as amended and restated from time to time) and currently between Globalstar, Inc. (the “Borrower”), BNP Paribas, in its capacity as the Security Agent, BNP Paribas as the Offshore Account Bank and BNP Paribas in its capacity as the COFACE Agent (the “Accounts Agreement”). All capitalised terms used herein shall have the respective meanings specified in the Accounts Agreement.

2.	We refer to the notice from us to you dated [●] advising you that an Event of Default had occurred and was then continuing and that we were issuing a Blocking Notice in respect of the [list Project Accounts the subject of the Blocking Notice] in accordance with the Accounts Agreement and the Facility Agreement (the “Blocking Notice”).

3.	We hereby give you notice pursuant to Clause 19.2 (Unblocking Notices) of the Accounts Agreement that the Blocking Notice is revoked and that you are hereby instructed and authorised to make all payments and transfers from the [list Project Accounts the subject of the Blocking Notice] in accordance with the instructions and directions given by the Borrower from time to time in accordance with the Accounts Agreement.

This notice constitutes an Unblocking Notice for the purposes of Clause 19.2 (Unblocking Notices) of the Accounts Agreement.

for and on behalf of
[●]
(in its capacity as COFACE Agent)

Authorised to sign

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Schedule 4

Form of Accession Memorandum

To:	BNP Paribas, as COFACE Agent

Ladies and Gentlemen:

1.	This accession deed is delivered to you pursuant to the amended and restated accounts agreement, dated 5 June 2009 (as amended and restated from time to time) currently between Globalstar, Inc. (the “Borrower”) BNP Paribas, in its capacity as the Security Agent, BNP Paribas as the Offshore Account Bank and BNP Paribas in its capacity as the COFACE Agent (the “Accounts Agreement”). All capitalised terms used herein shall have the respective meanings specified in the Accounts Agreement.

2.	[●] hereby agrees with each other person who is or who becomes a party to the Accounts Agreement that with effect on and from the date hereof it will be bound by the Accounts Agreement as if it had been party originally to the Accounts Agreement as the Offshore Account Bank.

3.	The address for notices of the new Offshore Account Bank is [●].

This deed, including any non-contractual obligations arising out of or in connection with this deed, are governed by English law.

[Executed Under Seal by] Offshore Account Bank.

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Schedule 5

Order of Application

Any withdrawal by the Borrower from the Collection Account shall be made for the following purposes and in the order of priority set out below:

(a)	to pay Taxes due in relation to the Borrower’s operations;

(b)	after giving effect to the withdrawals made pursuant to paragraph (a) above, to make any Operating Expenditure (but excluding any bonus payments (howsoever described) by the Borrower to the Supplier pursuant to the Satellite Construction Contract) payments due and owing by the Borrower;

(c)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (b) inclusive above, fees due and payable as of such date by the Borrower to the COFACE Agent, the Security Agent, the Offshore Account Bank and/or the Onshore Account Bank (including the Restructuring Fee and the COFACE Additional Insurance Premium);

(d)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (c) inclusive above, funding of the Debt Service Account up to the DSA Required Balance;

(e)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (d) inclusive above, funding of the Debt Service Reserve Account up to the DSRA Required Balance;

(f)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (e) inclusive above, in or towards payment or reimbursement on a pro rata basis of all other sums then due and payable by the Borrower to any Finance Party under any of the Finance Documents (other than as contemplated by paragraph (g) below);

(g)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (f) inclusive above, mandatory prepayments then due and payable pursuant to clauses 7.1 (Illegality), 7.2 (Mandatory Prepayment – Exit), 7.3 (Mandatory Prepayment – Cash Sweep of Spectrum Cash Flow), 7.4 (Mandatory Prepayment - Excess Cash Flow), 7.5 (Mandatory Prepayment – Insurance and Condemnation Events), 7.6 (Mandatory Prepayment – Asset Dispositions), 7.7 (Mandatory Prepayment – COFACE Insurance Policy), 7.8 (Mandatory Prepayment – Cash Sweep following Spectrum Sale) and 7.9 (Mandatory Prepayment – Cash Sweep Following Equity Issuance and Debt Issuance) of the Facility Agreement;

(h)	after giving effect to the withdrawals made pursuant to paragraph (a) to (g) above, to make any capital expenditure (including Covenant Capital Expenditure) payments due and owing by the Borrower;

(i)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (h) inclusive above, if the Borrower elects, voluntary prepayments pursuant to clause 7.11 (Voluntary Prepayment of the Loans) of the Facility Agreement;

(j)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (i) inclusive above, in or towards payment of any bonus payments (howsoever described) then due and payable by the Borrower to the Supplier under the Satellite Construction Contract; and

(k)	after giving effect to the withdrawals made pursuant to paragraphs (a) to (j) inclusive above, in or towards payment of any Financial Indebtedness permitted pursuant to the provisions of clause 22.1 (Limitations on Financial Indebtedness) of the Facility Agreement.

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Schedule 6

Authorised Persons and Callback Contacts

Authorised Persons

The Borrower

Name	Position	Specimen signature	Telephone number
[●]	[●]		[●]
[●]	[●]		[●]
[●]	[●]		[●]

Callback Contacts

The Borrower

Name	Position	Telephone number
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

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Schedule 7

Domestic Accounts

Account No.	Entity	Financial Institution	Address

	Globalstar Inc (Revenue/ Disbursements Account)	Union Bank	Specialized Deposits 218 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar Inc (Revenue/ Disbursements) Account	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar LLC (Payroll Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar Inc (Investment Account)	Union Bank	IS&AM, Domestic Custody 350 California Street, 6th Floor, San Francisco, CA 94104

	Globalstar Leasing LLC (Special Deposit Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Spot LLC (Revenue Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Spot LLC (Disbursement Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Spot LLC (Payroll Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

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Account No.	Entity	Financial Institution	Address

	Spot LLC (Deposit Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar USA LLC (Revenue Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar USA LLC (Disbursements Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar Caribbean Ltd (Revenue Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar Caribbean Ltd (Disbursement Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	GSSI LLC (Operating Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar C LLC Special Deposit Account	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	SPOT LLC – LA (Payroll Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

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Account No.	Entity	Financial Institution	Address

	SPOT LLC – LA (Revenue Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	Globalstar, Inc. (Special Deposit Account FBO BNP)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	SPOT LLC (Currency Euro – European Rate)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

	SPOT LLC – LA (Disbursement Account)	Union Bank	San Jose Corporate Treasury Services; Deposits 645 PO Box 513840 Los Angeles, CA 90051-3840

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Schedule 8

Foreign Accounts

Account No.	Entity	Financial Institution	Address

	Globalstar do Brasil S.A.	Banco Bradesco S.A.	Av. Rio Branco, 116 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Bradesco S.A.	Av. Rio Branco, 116 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Bradesco S.A.	Av. Rio Branco, 116 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Bradesco S.A.	Av. Rio Branco, 116 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Bradesco S.A.	Av. Rio Branco, 116 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Real ABN Amro	Av. Rio Branco, 257 - Centro - RJ

	Globalstar do Brasil S.A.	Banco do Brasil S.A.	Av.das Americas, 4430 - Barra da Tijuca - RJ

	Globalstar do Brasil S.A.	Citibank	Rua da Assembleia, 100 - Centro - RJ

	Globalstar do Brasil S.A.	Banco Basa	Av. Alvaro Botelho Maia, 416 - Manaus - AM

	Globalstar do Brasil S.A.	Banco Itau	Rua Senador Dantas, 74 A Centro - RJ

	Globalstar do Brasil S.A.	Citibank	Av. Paulista, 1.111 - Sao Paulo

	Globalstar do Brasil S.A.	Banco Itau	Rua Senador Dantas, 74 A Centro - RJ

	Globalstar Panama, Corp.	HSBC	Panama, Obarrio entre la Ave. Samuel Lewis y calle 58. Edificio ADR.

	Globalstar Panama, Corp.	Bac International Bank	Panamá, Marbella, Calle 43 y Aquilino de la Guardia.

	Globalstar Panama, Corp.	Banco Nacional de Panamá	Panamá, Vía España, edificio Banco Nacional.

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Account No.	Entity	Financial Institution	Address

	Globalstar Honduras	Bac International Bank	Honduras, Tegucigalpa, Boulevard Suyapa, Fte. a Emisoras Unidas

	Globalstar Honduras	Bac International Bank	Honduras, Tegucigalpa, Boulevard Suyapa, Fte. a Emisoras Unidas

	Globalstar Honduras	Banco Atlantida	Honduras, Blvd. Centroamérica, Plaza Bancatlan, Frente Edificio Imprema.

	Globalstar Honduras	HSBC	Honduras, Bo. El centro, 2da. Avenida 14 de Julio, 9na. Calle, La Ceiba, Atlántida.

	Globalstar Guatemala	Bac International Bank	Guatemala, 11 Calle 5-16, Edificio Torre de Estacionamiento, Locales 1-02 /1-03.

	Globalstar Guatemala	Bac International Bank	Guatemala, 11 Calle 5-16, Edificio Torre de Estacionamiento, Locales 1-02 /1-03.

	Globalstar Guatemala	Banrural	Guatemala, Avenida La Reforma 9-30, zona 9. 01009.

	Globlastar Nicaragua	Bac International Bank	Nicaragua, Managua, Carretera Masaya Km 4 ½.

	Globlastar Nicaragua	Bancentro	Nicaragua, Managua, km 4 1/2 carretera a Masaya.

	Globlastar Nicaragua	Bancentro	Nicaragua, Managua, km 4 1/2 carretera a Masaya.

	Globalstar de Venezuela	BANESCO - RECAUDADORA	Av. Ppal. de La Castellana, Edif. Multinvest

	Globalstar de Venezuela	BANESCO - NOMINA	Av. Ppal. de La Castellana, Edif. Multinvest

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Account No.	Entity	Financial Institution	Address

	Globalstar de Venezuela	BANCO VENEZUELA	Av. Ppal. de La Castellana, Edif. Multinvest

	Globalstar de Venezuela	BANCO GUAYANA	Av. Venezuela de el Rosal. Torre Lamaletto. Caracas-Dtto. Capital

	Globalstar de Venezuela	BANCO CITIBANK	Av. Casanova, Centro Comercial El Recreo, Torre Norte, Piso 18, Citigold. Sabana Grande.

	Globalstar de Venezuela	BANCO CITIBANK

	Globalstar de Venezuela	BANCO VENEZOLANO DE CREDITO	Av. Ppal. de La Castellana, Edif. Multinvest

	Globalstar de Colombia	Bancolombia	Colombia, Cali

	Globalstar Europe Satellite Services Ltd.	Bank of Ireland (Main)	Ballsbridge, Dublin 4, Ireland.

	Globalstar Europe Satellite Services Ltd.	Bank of Ireland (Deposit)	Ballsbridge, Dublin 4, Ireland.

	Globalstar Europe Satellite Services Ltd.	Standard Chartered Bank (Payable)	Standard Chartered Bank, 1st Floor, 1 Aldermanbury Square, London EC2V 7SB

	Globalstar Europe Satellite Services Ltd.	Standard Chartered Bank (Receivable)	Standard Chartered Bank, 1st Floor, 1 Aldermanbury Square, London EC2V 7SB

	Globalstar Europe Satellite Services Ltd.	Banco Santander Central Hispano	c/ Almagro 24, Madrid, Spain.

	Globalstar Europe Satellite Services Ltd.	Unicredit Banca	Via Della Moscova, 58 Ang La Foppa, 20121 Milan, Italy

	Globalstar Europe S.A.R.L.	CIC Paris Beauvau Entreprises	11 Rue D'Aguesseau, 75008 Paris, France

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Account No.	Entity	Financial Institution	Address

	Globalstar Satellite Services PTE LTD	Citibank Singapore	Robinson Road P.O. Box 330, Singapore 900630

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Schedule 9

Canadian Accounts

Account No.	Entity	Financial Institution	Address

	Globalstar Canada Satellite Co.	TD Canada Trust	55 King Street West, Toronto, Ontario M5K 1A2

	Globalstar Canada Satellite Co.	TD Canada Trust	55 King Street West, Toronto, Ontario M5K 1A2

	Globalstar Canada Satellite Co.	TD Canada Trust	55 King Street West, Toronto, Ontario M5K 1A2

	Globalstar Canada Satellite Co.	TD Canada Trust	55 King Street West, Toronto, Ontario M5K 1A2
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Schedule 10

Form of Payment/Transfer Instruction

[Name of Offshore Account Bank: [●]]
[Address of Offshore Account Bank: [●]]

For the attention of:

[DATE]

Accounts Agreement

We refer to the accounts agreement, dated 5 June 2009 (as amended and restated from time to time) currently between Globalstar, Inc. (the “Borrower”), BNP Paribas, in its capacity as the Security Agent, BNP Paribas as the Offshore Account Bank and BNP Paribas in its capacity as the COFACE Agent (the “Accounts Agreement”).Words and expressions used in this Payment Instruction shall have the same meanings as in the Accounts Agreement.

You are hereby instructed to pay the following amount[s]:

Payment Account [●]/[Account Transfer Details]

[Correspondent Bank]
[Swift Code]/[ABA number (if dollars)]:
[Beneficiary Bank]

[SWIFT Code/[Sort Code/(if sterling)]]
[Account Name]
[Account Number]

[Ref.]

Amount:	[in words]

Currency:	[●]

This deed, including any non-contractual obligations arising out of or in connection with this deed, are governed by English law.

Yours sincerely,

Globalstar, Inc.

(Authorised Representative)

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Schedule 11

Intentionally Omitted

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Schedule 12

Intentionally Omitted

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Schedule 6   Amended and Restated Guarantee Agreement

Dated 5 June 2009 as amended and restated on the Effective Date pursuant to the

Global Deed of Amendment and Restatement dated _____________ 2013

Guarantee Agreement

between

Certain Subsidiaries of Globalstar, Inc.
as Guarantors

and

BNP Paribas
as Security Agent

White & Case llp
5 Old Broad Street
London EC2N 1DW

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This Guarantee (the “Guarantee”) is made by way of deed and was originally dated 5 June 2009 and is amended and restated on the Effective Date by the Global Deed of Amendment and Restatement,

Between:

(1)	The Guarantors (as defined below); and

(2)	BNP Paribas, a société anonyme with a share capital of €2,488,925,578 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent for and on behalf of itself and the other Finance Parties (the “Security Agent”).

Recitals

(A)	The Lenders have agreed to make a loan facility available to the Borrower on certain terms and conditions pursuant to the Facility Agreement, one of those conditions being that each Guarantor enters into this Guarantee.

(B)	The Board of Directors of each Guarantor is satisfied that such Guarantor is entering into this Guarantee for the purposes of its business and that its doing so benefits that Guarantor.

(C)	Each of Globalstar Media, L.L.C. and Globalstar Broadband Services Inc. agreed to become party to this Guarantee pursuant to the Joinder Agreement.

(D)	Each Guarantor and the Security Agent intend this Guarantee to take effect as a deed.

1.	Interpretation

1.1	Definitions

Unless this Guarantee provides otherwise, a term which is defined (or expressed to be subject to a particular construction) in clause 1.1 (Definitions) and clause 1.2 (Construction) of the Facility Agreement shall have the same meaning (or be subject to the same construction) in this Guarantee.

“Default Rate” means the rate of interest as calculated pursuant to clause 8.3 (Default Interest) of the Facility Agreement.

“Facility Agreement” means the facility agreement dated 5 June 2009 (as amended on and from the Effective Date by the Global Deed of Amendment and Restatement) and made between, among others, the Borrower, the Security Agent and the Lenders.

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable United States of America state fraudulent transfer or conveyance law.

“Guarantor” means each Subsidiary Guarantor set out in Schedule 1 (Guarantors).

“Liabilities” means all present and future liabilities and obligations (whether in respect of principal, interest or otherwise, whether actual or contingent, whether owed jointly or severally and whether owed as principal or surety or in any other capacity) of an Obligor to the Finance Parties under or in relation to each Finance Document and “Liability” means any of them.

“Repeating Representations” means each of the representations set out in Clauses 4.1 (Status), 4.2 (Binding Obligations), 4.3 (Power and Authority), 4.4 (All Actions Taken), 4.12 (No Conflicts), 4.13 (No Immunity) and 4.14 (Governing Law and Enforcement).

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“US Bankruptcy Law” means the United States of America Bankruptcy Code of 1978 (Title 11 of the United States Code) or any other United States of America federal or state bankruptcy, insolvency or similar law.

“US Guarantor” means a Guarantor that is a US Person.

“US Person” means a “United States Person” as defined in Section 7701(a)(30) of the US Internal Revenue Code and includes a US Person who is the sole owner of any person that is disregarded as being a person separate from such owner for United States of America federal income tax purposes.

1.2	Defined terms

Any reference in this Guarantee to:

(a)	“VAT” shall be construed as a reference to value added tax including any similar tax which may be imposed in addition thereto or in place thereof from time to time; and

(b)	the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

1.3	References to agreements

Unless otherwise stated, any reference in this Guarantee to any agreement or document (including any reference to this Guarantee or any other Finance Document) or to any agreement or document entered into pursuant to or in accordance with any such agreement or document shall be construed as a reference to:

(a)	such agreement or document as amended, restated, varied, novated or supplemented from time to time; and

(b)	any other agreement or document whereby such agreement or document is so amended, restated, varied, novated or supplemented or which is entered into pursuant to or in accordance with any such agreement or document.

1.4	Statutes

Any reference in this Guarantee to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

1.5	Third party rights

A person which is not a party to this Guarantee shall have no rights to enforce the provisions of this Guarantee other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

1.6	Clause and schedule headings

Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Guarantee.

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2.	Guarantee

2.1	Guarantee and Indemnity

Each Guarantor jointly and severally as principal obligor and not merely as surety irrevocably and unconditionally:

(a)	guarantees to the Security Agent the due and punctual performance by an Obligor of the Liabilities;

(b)	undertakes with the Security Agent that whenever an Obligor does not pay any amount in full when due or expressed to be due under or in connection with any Finance Document, each Guarantor shall immediately on demand pay that amount to the Security Agent; and

(c)	agrees with the Security Agent as a primary and independent obligation that if, for any reason, any amount claimed by the Security Agent under this Guarantee is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the Security Agent against any cost, loss or liability it incurs as a result of an Obligor not paying any Liability on the date on which it is stated to be due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee.

2.2	Time for Payments

(a)	Unless stated to the contrary, payments by a Guarantor pursuant to this Guarantee shall be payable to the Security Agent within two (2) Business Days from the date of delivery by the Security Agent to a Guarantor of a demand in accordance with Clause 2.3 (Demands).

(b)	Upon the occurrence of an Event of Default pursuant to clause 23.6(a), (b), (c), (d), (f) and (g) (Insolvency) or 23.7(a) (Insolvency Proceedings) of the Facility Agreement:

(i)	the obligations of each Guarantor pursuant to Clause 2.1 (Guarantee and Indemnity) shall be due and payable automatically (until otherwise provided by the Security Agent in writing); and

(ii)	the Security Agent shall not be required to make any demand on a Guarantor under Clause 2.1 (Guarantee and Indemnity).

2.3	Demands

The amount specified in a demand made by the Security Agent pursuant to this Guarantee as to the amount of any Liability or the amount due from a Guarantor under this Guarantee shall, save for manifest error, be conclusive and binding on each Guarantor.

2.4	Interest

Any amount which is owed by a Guarantor to the Security Agent under this Guarantee and is not paid when due (to the extent that interest in respect of such amount has not been paid by the Borrower pursuant to the Facility Agreement) shall bear interest at the Default Rate from the due date until the date on which such amount is unconditionally and irrevocably paid and discharged in full and such interest shall accrue from day to day (after as well as before judgment) and be payable by a Guarantor on demand of the Security Agent.

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3.	Continuing security

3.1	Continuing and independent obligations

The obligations of each Guarantor under this Guarantee shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of the Liabilities or any of them, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of the Liabilities and are in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Security Agent may at any time hold in respect of the Liabilities or any of them.

3.2	New accounts

If the Security Agent makes demand of a Guarantor for payment of the Liabilities or any of them:

(a)	the Security Agent may open a new account or accounts in respect of the Liabilities or any of them (and if it does not do so it shall be treated as if it had done so at the time it made such demand); and

(b)	thereafter any amounts paid by an Obligor to the Security Agent in respect of the Liabilities shall be credited (or be treated as having been credited) to a new account and shall not be treated as having been applied in or towards payment of the Liabilities or any of them.

3.3	Avoidance of payments

Where any release, discharge or other arrangement in respect of any Liability or any security that the Security Agent may hold for such Liability is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise, and whether or not the Security Agent has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), this Guarantee shall continue as if such release, discharge or other arrangement had not been given or made.

3.4	Immediate recourse

The Security Agent shall not be obliged before exercising or enforcing any of the rights conferred on it by this Guarantee or by law to seek to recover amounts due from the Borrower (or any other Obligor) or to exercise or enforce any other rights or security it may have or hold in respect of the Liabilities.

3.5	Waiver of defences

Neither the obligations of a Guarantor contained in this Guarantee nor the rights, powers and remedies conferred upon the Security Agent by this Guarantee or by law shall be discharged, impaired or otherwise affected by:

(a)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(b)	the winding-up, dissolution, administration or re-organisation of an Obligor or any other person or any change in the status, function, control or ownership of an Obligor or any such person;

(c)	any of the Liabilities or any security held by the Security Agent in respect thereof being or becoming illegal, invalid, unenforceable or ineffective in any respect;

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(d)	any time or other indulgence being granted or agreed:

(i)	to or with an Obligor or any other person in respect of the Liabilities or any of them; or

(ii)	in respect of any security held by the Security Agent in respect thereof;

(e)	any amendment to, or any variation, waiver or release of, the Liabilities or any of them or any security held by the Security Agent in respect thereof;

(f)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility under any Finance Document or other document or security;

(g)	any total or partial failure to take or perfect any security proposed to be taken in respect of the Liabilities or any of them;

(h)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by the Security Agent in respect of the Liabilities or any of them; or

(i)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of a Guarantor under this Guarantee or any of the rights, powers and remedies conferred upon the Security Agent by this Guarantee or by law.

3.6	No competition

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Guarantee:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Guarantee;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with clause 31 (Payment Mechanics) of the Facility Agreement.

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3.7	Appropriation

The Security Agent shall not be obliged to apply any sums held or received by it in respect of the Liabilities in or towards payment of the Liabilities and any such sum may be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the Security Agent may think fit) of such sums in or towards the discharge of such obligations of a Guarantor to the Security Agent as the Security Agent may select.

4.	Representations and warranties

Subject to the disclosures set out in schedule 8 (Disclosures) of the Global Deed of Amendment and Restatement, each Guarantor makes the representations and warranties set out in this Clause 4 (Representations and Warranties) to the Security Agent on the Effective Date.

4.1	Status

(a)	It is a corporation, limited partnership or limited liability company (as the case may be), duly incorporated or organised and validly existing (and to the extent applicable, in good standing) under the law of its jurisdiction of incorporation or organisation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

4.2	Binding obligations

Subject to the Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

4.3	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

4.4	All actions taken

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Guarantee;

(b)	to ensure that the obligations expressed to be assumed by it in this Guarantee are legal, valid and binding; and

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(c)	to make this Guarantee admissible in evidence in its jurisdiction of incorporation or organisation and in England,

have been done, fulfilled and performed.

4.5	Deduction of tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

4.6	Pari passu ranking

Its payment obligations under each Finance Document to which it is a party rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.7	No filing or stamp taxes

Under the laws of its jurisdiction of incorporation or organisation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Guarantee.

4.8	No winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

4.9	No default

(a)	On the Effective Date, no Default is continuing or is reasonably likely to result from the entry into, the performance of, or any transaction contemplated by, this Guarantee.

(b)	No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under the Finance Documents to which it is a party, which has not been waived by the relevant parties hereto.

(c)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

4.10	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is not frivolous, vexatious or otherwise an abuse of court process, and which, if adversely determined, could reasonably have a Material Adverse Effect (to the best of its knowledge and belief) have been started against it or any of its Subsidiaries.

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4.11	No liens

(a)	None of the properties and assets of a Guarantor or any Subsidiary thereof is subject to any Lien, except Permitted Liens.

(b)	No Guarantor nor any Subsidiary thereof has signed any financing statement or any security agreement authorising any secured party thereunder to file any financing statements, except to perfect Permitted Liens.

4.12	No conflicts

The entry into and performance by it of, and the transactions contemplated by, this Guarantee and the granting of the security interests contemplated by the Security Documents to which it is a party do not and will not conflict with:

(a)	any Applicable Law;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any of its, or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, where such conflict would have or is reasonably likely to have a Material Adverse Effect.

4.13	No immunity

None of the members of the Group nor any of its or their assets is entitled to immunity from suit, execution, attachment or other legal process.

4.14	Governing law and enforcement

(a)	Subject to the Reservations, the choice of governing law of this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Reservations, any judgment obtained in relation to this Guarantee in England will be recognised and enforced in its jurisdiction of incorporation.

4.15	Repetition

The Repeating Representations are made by each Guarantor by reference to the facts and circumstances then existing on the date of each Utilisation Request, each Utilisation Date and the first day of each Interest Period.

5.	Undertakings

5.1	Authorisations

Each Guarantor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all Authorisations required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Guarantee and to ensure the legality, validity, enforceability and admissibility in evidence in its jurisdiction of incorporation and in England of this Guarantee.

5.2	No action

No Guarantor shall take any action which would cause any of the representations made in Clause 4 (Representations and Warranties) to be untrue at any time during the continuation of this Guarantee.

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5.3	Notification of misrepresentation

Each Guarantor shall notify the Security Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 4 (Representations and Warranties) being untrue when made or when deemed to be repeated.

5.4	Guarantee Obligations

No Subsidiary Guarantor shall create, incur, assume or suffer to exist any Guarantee Obligations in favour of any noteholder, indenture trustee, Thermo, the Supplier or any other third parties without the consent of the Security Agent, save as such Guarantee Obligations may be permitted pursuant to the provisions of clause 22.1(e) (Limitations on Financial Indebtedness) of the Facility Agreement.

6.	Payments

6.1	Grossing up

The terms of clause 13 (Tax Gross-up and Indemnities) of the Facility Agreement are incorporated, mutatis mutandis, herein by reference, with each reference to the Borrower being deemed to be a reference to a Guarantor.

6.2	Payments without set-off

Any payment required to be made by a Guarantor under this Guarantee shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

6.3	Manner of payment

Each payment made by a Guarantor under this Guarantee shall be paid in the manner required by the Security Agent.

6.4	Limitation on Guarantee

(a)	Notwithstanding anything to the contrary in any Finance Document, each Guarantor and the Security Agent hereby confirms that it is its intention that the provisions of this Guarantee shall not constitute a fraudulent transfer or conveyance for the purposes of US Bankruptcy Law or any Fraudulent Transfer Law. The Security Agent agrees that the maximum liability of each US Guarantor under this Guarantee shall in no event exceed an amount (after giving effect to any rights of contribution pursuant to this Clause 6.4) equal to the greatest amount that would not render such US Guarantor’s obligations under the Finance Documents being subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law.

(b)	If a US Guarantor shall make a payment (a “Relevant Payment”) under this Guarantee (the “Guaranteed Obligations”), a US Guarantor shall thereafter have a right of contribution against each other Guarantor as provided in paragraph (c) below, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment is made in respect of the Guaranteed Obligations.

(c)	At any time that a Relevant Payment is made by a US Guarantor that results in the aggregate payments made by such US Guarantor in respect of the Guaranteed Obligations to, and including, the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to, and including, the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such US Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to, and including, the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to, and including, the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to:

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(i)	a fraction:

(A)	the numerator of which is the Aggregate Excess Amount of such US Guarantor; and

(B)	the denominator of which is the Aggregate Excess Amount of all Guarantors,

multiplied by

(ii)	the Aggregate Deficit Amount of such other Guarantor.

(d)	A US Guarantor’s right of contribution pursuant to paragraph (c) above shall arise at the time of each computation, subject to adjustment to the time of each computation, provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and the Commitment has been terminated, it being expressly recognized and agreed by all Parties that any Guarantor’s right of contribution arising pursuant to this Clause 6.4 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guarantee.

(e)	For the purposes of this Clause 6.4:

(i)	each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing

(A)	the Adjusted Net Worth (as defined below) of such Guarantor

by;

(B)	the aggregate Adjusted Net Worth of all Guarantors;

(ii)	the “Adjusted Net Worth” of each Guarantor shall mean the greater of:

(A)	the Net Worth (as defined below) of such Guarantor; and

(B)	zero (0); and

(iii)	the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under the Finance Documents) on such date.

(f)	Subject to Clause 3.6 (No competition), each Party agrees that, except for any right of contribution arising pursuant to this Clause 6.4, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.

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(g)	Each Guarantor recognises and acknowledges that the rights to contribution arising under this Guarantee shall constitute an asset in favour of the party entitled to such contribution.

(h)	Each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Security Agent.

7.	Set-off

Each Guarantor authorises the Security Agent following the occurrence of an Event of Default which is continuing (which shall not be obliged to exercise this right) to apply any credit balance to which a Guarantor is entitled on any account of a Guarantor with the Security Agent in satisfaction of any sum which is due and payable from a Guarantor to the Security Agent under this Guarantee and remains unpaid; for this purpose, the Security Agent is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. Following the exercise of a right of set-off under this Guarantee, the Security Agent shall notify the relevant Guarantor.

8.	Costs and expenses

8.1	Transaction costs

Each Guarantor shall on demand of the Security Agent reimburse to the Security Agent on a full indemnity basis all costs and expenses (including legal fees), and any VAT thereon, incurred by the Security Agent in connection with the preparation, negotiation and execution of this Guarantee.

8.2	Stamp taxes

Each Guarantor shall pay all stamp, registration and other taxes to which this Guarantee or any judgment given in connection with this Guarantee is or at any time may be subject and shall on demand indemnify the Security Agent against any liabilities, costs, claims and expenses (including legal fees) resulting from any failure to pay or delay in paying any such tax.

8.3	Indemnity

Each Guarantor shall indemnify and hold harmless the Security Agent on demand from and against any and all costs, claims losses, expenses (including legal fees) and liabilities, and any VAT thereon, which the Security Agent may incur as a result of the exercise by the Security Agent of any of its rights and powers under this Guarantee or by law.

9.	Remedies and waivers

No failure by the Security Agent to exercise, nor any delay by the Security Agent in exercising, any right or remedy under this Guarantee shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

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10.	Additional provisions

10.1	Partial invalidity

If at any time any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect or this Guarantee is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Guarantee or the effectiveness in any other respect of this Guarantee under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of this Guarantee under the law of any other jurisdiction.

10.2	Potentially avoided payments

If the Security Agent reasonably determines that an amount paid to it under any Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount was paid, then for the purposes of this Guarantee, such amount shall be regarded as not having been paid.

10.3	Currency conversion

In order to apply any sum held or received by the Security Agent in or towards payment of the Liabilities, the Security Agent may purchase an amount in another currency and the rate of exchange to be used shall be that at which, at such time as it considers appropriate, the Security Agent is able to effect such purchase.

10.4	Currency indemnity

If any sum due from a Guarantor under this Guarantee or any order or judgment given or made in relation to this Guarantee has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of:

(a)	making or filing a claim or proof against a Guarantor;

(b)	obtaining an order or judgment in any court or other tribunal; or

(c)	enforcing any order or judgment given or made in relation to this Guarantee, a Guarantor shall within three (3) Business Days of demand indemnify and hold harmless the Security Agent from and against any loss suffered or incurred as a result of any discrepancy between:

(i)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(ii)	the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

10.5	Rights cumulative

The rights and remedies provided by this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

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11.	Assignments

11.1	Guarantor’s rights and obligations

No Guarantor may assign any of its rights or transfer any of its rights or obligations under this Guarantee.

11.2	The Security Agent’s rights

The rights of the Security Agent under this Guarantee are assignable in whole or in part and the Security Agent may assign all or any such rights without the consent of the Guarantors in accordance with the Facility Agreement.

12.	Notices

12.1	Communications in writing

Each communication to be made under this Guarantee shall be made in writing but, unless otherwise stated, may be made by fax or letter.

12.2	Delivery of notices

Any communication or document to be made or delivered by one person to another pursuant to this Guarantee shall (unless that other person has by fifteen (15) days’ written notice to the other specified another address or fax number) be made or delivered to that other person at the address or fax number identified below and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax), or (in the case of any communication made by letter) when left at that address or (as the case may be) five days after being deposited in the post postage prepaid in an envelope addressed to it at that address:

(a)	in the case of each Guarantor:

Address:	Globalstar, Inc.
300 Holiday Square Boulevard
Covington
LA 70433
United States of America

Attention:	James Monroe III

Telephone No.:	+1 (985) 335-1500

Fax No.:	+1 (985) 335-1900

(b)	in the case of the Security Agent:

Address:	BNP Paribas
Export Finance
Commercial Support and Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75031 Paris Cedex 01
France

Attention:	Mrs Sylvie Caset-Carricaburru / Mrs Brigitte Quintard

Telephone:	+ 33(0)1 43 16 81 69 / +33 (0)1 4316 8176

Facsimile:	+ 33 (0)1 43 16 81 84

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12.3	Notices to the Security Agent

Any communication or document to be made or delivered to the Security Agent shall be effective only when received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below or such other department or officer as the Security Agent shall from time to time specify for this purpose.

12.4	English language

Each communication and document made or delivered by one party to another pursuant to this Guarantee shall be in English or accompanied by a translation into English which is certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

13.	Governing law

This Guarantee, and any non-contractual obligations arising out of or in connection with it, shall be governed by English law.

14.	Jurisdiction

The terms of clause 40 (Enforcement) of the Facility Agreement are incorporated, mutatis mutandis, herein by reference.

15.	Counterparts and effectiveness

15.1	Counterparts

This Guarantee may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

15.2	Effectiveness

This Guarantee shall take effect as a deed on the date on which it is stated to be made.

In witness whereof this Guarantee has been duly executed as a deed by each Guarantor and has been signed by the Security Agent.

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Schedule 1

Guarantors

1.	GSSI, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732317 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

2.	Globalstar Security Services, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3747502 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

3.	Globalstar C, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732313 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

4.	Globalstar USA, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 2663064 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

5.	Globalstar Leasing LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3731109 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

6.	Spot LLC, a limited liability company organised in Colorado, United States of America, with organisational identification number 20071321209 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

7.	ATSS Canada, Inc., a corporation incorporated in Delaware, United States of America, with organisational identification number 2706412 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

8.	Globalstar Brazil Holdings, L.P., a limited partnership formed in Delaware, United States of America, with organisational identification number 2453576 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

9.	GCL Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187922 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

10.	GUSA Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187919 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America; and

11.	Globalstar Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187920 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America.

12.	Globalstar Media, L.L.C., a limited liability company organised in Louisiana, United States of America, with organisational identification number 40224959K and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America.

13.	Globalstar Broadband Services Inc., a corporation incorporated in Delaware, United States of America, with organisational identification number 4833062 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America.

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Schedule 7   Amended and Restated Thermo Subordination Deed

See Exhibit 10.2 to the Current Report on Form 8- filed August 22, 2013

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Schedule 8   Disclosures

A.	AMENDED AND RESTATED FACILITY AGREEMENT

1.	Clause 18.5 No Proceedings Pending or Threatened

(a)	Globalstar, Inc. v. Thales Alenia Space France. On June 3, 2011, the Borrower filed a demand for arbitration against Thales Alenia Space France (“Thales”) before the American Arbitration Association to enforce certain rights to order additional satellites under the Amended and Restated Contract for the construction of the Globalstar Satellite for the Second Generation Constellation dated and executed in June, 2009 (“2009 Contract”).

On May 10, 2012, the arbitration tribunal issued its award (the “Arbitration Award”) in which it determined that the Borrower materially breached the contract by failing to pay to Thales termination charges in the amount of €51,330,875 by October 9, 2011, and that absent further agreement between the parties, Thales has no further obligation to manufacture or deliver satellites under Phase 3 of the 2009 Contract. The arbitrator’s ruling also required the Borrower to pay Thales approximately €53 million in termination charges and interest by June 9, 2012.

On May 23, 2012, Thales commenced an action in the United States District Court for the Southern District of New York, Case No. 12-4102 (PAE) by filing a petition to confirm the Arbitration Award (the “New York Proceeding”).

On June 24, 2012, the Borrower and Thales agreed to settle their prior commercial disputes, including those disputes that were the subject of the Arbitration Award. In order to effectuate this settlement, the Borrower and Thales entered into a Release Agreement (the “Release Agreement”), Settlement Agreement (the “Settlement Agreement”) and Submission Agreement. Under the terms of the Release Agreement, Thales agreed unconditionally and irrevocably to release and forever discharge the Borrower of any obligation to pay €35,623,770 of the termination charges awarded in the Arbitration Award together with all interest on the award amount upon the earlier of December 31, 2012 and the occurrence of the effective date of the financing of the purchase of the additional six second-generation satellites. Under the terms of the Release Agreement, the Borrower agreed unconditionally and irrevocably to release and forever discharge Thales from any and all claims related to Thales’ work under Phase 2 of the 2009 Contract, including any obligation to pay liquidated damages upon the earlier of December 31, 2012 and the occurrence of the effective date of the financing of the purchase of the additional six second-generation satellites.

Under the terms of the Settlement Agreement, the Borrower agreed to pay €17,530,000 to Thales representing one-third of the termination charges awarded to Thales in the Arbitration Award on the later of the effective date of the new contract for the purchase of the six additional second-generation satellites and the occurrence of the effective date of the financing of the purchase of the additional six second-generation satellites. Further, the court in the New York Proceeding has previously agreed to extend the time for the Borrower to file responsive pleadings in the New York Proceeding until July 1, 2013. Thales and the Borrower entered into a Tolling Agreement as of June 13, 2013 under which Thales dismissed the New York Proceeding without prejudice. Thales may refile the petition at a later date.

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Any party to the Settlement Agreement may terminate the Settlement Agreement if the effective date of the new contract for the purchase of the six additional second-generation satellites does not occur on or prior to February 28, 2013. Termination of the Settlement Agreement by any party would not terminate the above-described Release Agreement. The effective date of the new contract for the purchase of the six additional second-generation satellites did not occur on or prior to February 28, 2013. No party has terminated the Settlement Agreement.

Under the terms of the Submission Agreement, the Borrower and Thales agreed to seek clarification of the Arbitration Award with respect to a €3,864,000 claim by Thales related to the Phase 2 satellites. Article 4 of the 2009 Contract sets forth a price term of €3,864,000 with respect to Phase 2 of the Contract. In the prior arbitration proceeding, Thales claimed that it was entitled to payment of this amount pursuant to Article 26 of the Contract upon termination of Phase 3 of the Contract for convenience. The Borrower disputed that any such amount was owed. The Arbitration Award found that the Borrower was not obligated to pay the amount under Article 26 of the Contract. Subsequently, Thales demanded that the Borrower nevertheless pay the amount. In order to resolve this dispute, the Borrower and Thales agreed to submit the issue to Mr. James Carter in an ad hoc arbitration proceeding. On December 3, 2012, Mr. Carter issued an award in favour of the Borrower, ruling inter alia that the Borrower is not obligated to pay any portion of the €3,864,000 amount and that Thales is judicially estopped from claiming otherwise.

(b)	Borrower petition for rulemaking. The Borrower filed a petition for rulemaking with the FCC on November 13, 2012 in order to obtain regulatory authority to offer terrestrial services over its mobile satellite services (MSS) spectrum, including mobile broadband services.

Therein, the Borrower proposed both a near-term plan and a separate long-term plan for utilizing its MSS spectrum terrestrially. Under the proposed near-term plan, the Borrower has requested a license to offer terrestrial services over 11.5 MHz of its exclusively licensed MSS spectrum at 2483.5-1495MHz. As part of its near-term plan, the Borrower has also requested authority to utilize 10.5 MHz of adjacent unlicensed spectrum at 2473-2483.5MHz in the Industrial, Scientific and Medical (“ISM”) band in order to offer a Terrestrial Low Power Service (“TLPS”). With TLPS, the Borrower could make available a carrier-grade service over a fourth 22 MHz channel (Channel 14 under the existing 802.11 standard) over which existing Wi-Fi capable devices could operate.

In its rulemaking, the Borrower also proposed a long-term plan to utilize its full 19.275 MHz of exclusively licensed MSS spectrum for a conventional terrestrial wireless network. This proposal will take more time to work through the additional technical issues that are associated with operating a terrestrial wireless service near the GPS frequency band.

After the Borrower filed its petition, the FCC quickly placed the petition on public notice and received comments on the petition during January 2013. The comment period is now closed.

The Borrower is awaiting the FCC’s issuance of a notice of proposed rulemaking in response to its petition.

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(c)	Iridium petition for rulemaking. On February 11, 2013 Iridium Constellation LLC (“Iridium”) filed a petition for rulemaking with the FCC requesting that 2.725 MHz of Big Leo spectrum presently licensed to the Borrower be reallocated to Iridium’s exclusive use. This includes 1.775 MHz of spectrum currently licensed to the Borrower exclusively at 1616-1617.775 MHz, as well as 0.95 MHz of spectrum currently shared by the Borrower and Iridium at 1617.775-1618.725 MHz. Iridium also filed a motion to consolidate its petition for rulemaking with the petition for rulemaking filed by the Borrower in November of 2012 to receive terrestrial flexibility to offer mobile broadband services. The FCC has not taken any action on Iridium’s petition and motion. The Borrower will vigorously oppose both Iridium’s petition and its motion to consolidate

(d)	5 GHz Notice of Proposed Rulemaking. The FCC has issued a Notice of Proposed Rulemaking (NPRM) to consider, among other things, expanding the use of terrestrial mobile broadband devices within the 5 GHz band. The Borrower’s C-band Forward Link (Earth Station to Satellite) operates within the 5 GHz band at 5091-5250 MHz. As part of this NPRM, the FCC has asked for comments regarding increasing power limits and eliminating the restriction against outdoor uses of U-NII-1 devices operating within the same frequencies as the Borrower’s C-band Forward Link. The Borrower has filed comments in opposition due to the increased interference that such modifications would have on its satellite system.

(e)	Application to Modify and Extend License Term of NGSO Space Station License. On March 14, 2013, Globalstar Licensee LLC filed a request for an extension of the license term for its non-geostationary mobile satellite service constellation to October 4, 2024 so as to permit the Borrower to operate its existing first-generation satellites beyond the April 21, 2013 expiration date of its current NGSO space station license. The Borrower may continue to operate its existing first-generation satellites during the whilst its application for an extension is pending.

(f)	Tax Returns and Payments. The Borrower operates in various U.S. and foreign tax jurisdictions. The process of determining its anticipated tax liabilities involves many calculations and estimates which are inherently complex. The Borrower believes that it has complied in all material respects with its obligations to pay taxes in these jurisdictions. However, its position is subject to review and possible challenge by the taxing authorities of these jurisdictions. If the applicable taxing authorities were to challenge successfully its current tax positions, or if there were changes in the manner in which the Borrower conducts its activities, the Borrower could become subject to material unanticipated tax liabilities. It may also become subject to additional tax liabilities as a result of changes in tax laws, which could in certain circumstances have a retroactive effect.

(i)	A tax authority has previously notified the Borrower that the Borrower (formerly known as Globalstar LLC), one of its subsidiaries, and its predecessor, Globalstar L.P., were under audit for the taxable periods ending December 31, 2005, December 31, 2004, and June 29, 2004, respectively. During the taxable years at issue, the Borrower, its predecessor, and its subsidiary were treated as partnerships for U.S. income tax purposes. In December 2009, the Internal Revenue Service ("IRS") issued Notices of Final Partnership Administrative Adjustments related to each of the taxable years at issue. The Borrower disagreed with the proposed adjustments, and pursued the matter through applicable IRS and judicial procedures as appropriate.

(ii)	In February 2012, a Closing Agreement (the “Closing Agreement”) was reached with respect to this matter. The position reached in the Closing Agreement had no impact on the cost basis of the assets of the Borrower or the Borrower’s net operating loss position. In addition, there is no impact for the Borrower on deductions in future years. In previous years, the potential outcome of this audit was considered and the gross deferred tax asset before valuation allowance adjusted to a tax position that was thought to be more likely than not to be sustained. The impact of this Closing Agreement has been considered in the Borrower’s analysis at December 31, 2011 and the adjustment to the tax position in previous years was reversed.

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(iii)	In January 2012, the Borrower’s Canadian subsidiary was notified that its income tax returns for the years ended October 31, 2008 and 2009 had been selected for audit. The Borrower’s Canadian subsidiary is in the process of collecting the information required by the Canada Revenue Agency.

(iv)	Except for the audits noted above, neither the Borrower nor any of its Subsidiaries are currently under audit by the IRS or by any state jurisdiction in the United States. The Borrower's corporate US tax returns for 2008 and subsequent years remain subject to examination by tax authorities. State income tax returns are generally subject to examination for a period of three to five years after filing of the respective return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states.

(v)	Through a prior foreign acquisition the Borrower acquired a tax liability for which the Borrower has been indemnified by the previous owners. As of December 31, 2012 and 2011, the Borrower had recorded a tax liability of $2.8 million and $2.2 million, respectively, to the foreign tax authorities with an offsetting tax receivable from the previous owners.

(vi)	In the Borrower's international tax jurisdictions, numerous tax years remain subject to examination by tax authorities, including tax returns for 2003 and subsequent years in most of the Borrower's international tax jurisdictions.

(vii)	In connection with the Borrower’s March 2008 acquisition of Loral/DASA Globalstar, L.P. (“LDG”), the indirect owner of Globalstar do Brasil, S.A. (“GdB”), the Borrower’s independent gateway operator in Brazil, Loral Space & Communications, Inc. (“Loral Space”) agreed in the acquisition agreement to indemnify the Borrower and its affiliates for various liabilities and claims relating to the operation of GdB’s business prior to the closing of the acquisition, whether known at the time of closing or that occurred prior to, but became known after, the closing of the acquisition. Such indemnity includes an indemnity for tax liabilities owed by GdB to Brazilian taxing authorities of approximately BRL 5.8 million. A portion of these tax liabilities are currently being paid in monthly installments by GdB, with Loral Space reimbursing GdB for such payments pursuant to a process set forth in the LDG acquisition agreement. The Borrower recently became aware of another potential tax liability which would be covered under the indemnification described above.

2.	Clause 18.36(c) Notes and Purchase Agreement

(a)	On 14 June 2011, Thermo purchased 5% Notes in an initial amount of US$20,000,000, the amount of which as of 30 June 2013 is US$22,079,249.

(b)	On 19 June 2009, Thermo purchased 8% Old Notes in an initial amount of US$11,400,000, the amount of which as of 30 June 2013 is US$15,588,352.

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B.	AMENDED AND RESTATED THERMO SUBORDINATION DEED

Clause 5.9 (No proceedings pending or threatened)

On January 31, 2013, Thales Alenia Space France commenced an action against Thermo Funding Company, LLC in the United States District Court for the Southern District of New York. In its complaint, Thales alleged that Thermo had failed to pay Thales $12,500,000 by December 31, 2012 as required by the Settlement Agreement among Thales, Thermo and Globalstar dated June 24, 2012. According to the complaint, Thermo’s obligation arose initially under the Reimbursement Agreement dated June 5, 2009 between Thermo and Thales, in which Thermo agreed to reimburse Thales for any amounts paid by Thales under its guarantee in support of Globalstar’s DSRA obligation.

On March 25, 2013, Thermo filed a motion to dismiss the action for lack of personal jurisdiction and failure to state a claim upon which relief can be granted. Both parties filed briefs with respect to the motion to dismiss. On June 25, 2013, the court denied Thermo’s motion to dismiss. However, on June 4, 2013, the court sua sponte ordered Thales to show cause why the action should not be dismissed for lack of subject matter jurisdiction. In its order, the court noted that it would have subject matter with respect to the action only if Thermo were a United States citizen for diversity purposes, and that Thales’ complaint had not alleged that Thermo is a US citizen.

On June 13, 2013, Thales filed an amended complaint alleging that Thermo is a U.S. citizen for diversity purpose. In a telephone conference on June 27, 2013, among counsel for the parties and the court, counsel for Thermo advised the judge that Thermo intended to file another motion to dismiss on the basis that Thermo is not a U.S. citizen for this purpose because of the citizenship of the trust which is the sole owner of Thermo. The judge then ordered limited discovery on the issue of Thermo’s citizenship.

Depositions for this purpose were held during the week of July 15, 2013.

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Schedule 9      Projections

($ in millions)
Agreed Business Plan	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E
Revenue:
Service Revenue	$64.9	$84.3	$102.9	$124.6	$145.8	$164.9	$181.6	$196.1	$207.8	$216.7
Equipment Revenue	20.6	30.6	38.8	44.9	49.5	53.0	56.3	59.6	61.1	62.7
Total Revenue	85.5	114.9	141.8	169.5	195.3	218.0	238.0	255.7	268.9	279.4
Total Operating Expenses	(75.1)	(87.4)	(94.3)	(102.0)	(108.4)	(113.8)	(118.9)	(123.8)	(127.4)	(130.7)
Adjustments	1.6	2.5	3.0	3.6	4.2	4.7	5.1	5.5	5.8	6.0
Adjusted EBITDA	$12.0	$30.0	$50.5	$71.2	$91.1	$108.8	$124.2	$137.4	$147.3	$154.7
Change in Working Capital	9.0	10.1	5.5	1.2	0.1	0.3	0.3	0.8	0.8	0.6
Thales Termination Charge	-	-	-	-	-	-	-	-	-	-
Total Other Cash Flows	(4.9)	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.0	0.2
Operating Cash Flows	$16.2	$40.1	$56.1	$72.4	$91.2	$109.2	$124.5	$138.3	$148.1	$155.5
Capital Expenditures	(51.1)	(38.5)	(17.1)	(12.0)	(2.4)	(2.4)	(2.4)	(2.4)	(2.4)	(2.4)
Cash Interest & Fees:
COFACE - Interest	(19.1)	(22.9)	(23.8)	(24.5)	(25.3)	(24.5)	(22.4)	(18.1)	(11.8)	(3.3)
COFACE - Insurance Premium	(8.0)	-	-	-	(9.2)	-	-	-	-	-
COFACE - Restructuring Fees	(5.9)	-	-	-	(6.7)	-	-	-	-	-
COFACE - Mandatory Prepayments	-	-	-	(0.6)	(4.3)	-	-	-	-	-
Interest from Vendor Financing	-	-	-	-	-	-	-	-	-	-
New 8% Notes Interest	(4.1)	(2.3)	(2.3)	(2.4)	(2.4)	(2.2)	(1.9)	(2.0)	(2.0)	(2.1)
Total Cash Interest Payments	(37.1)	(25.1)	(26.2)	(27.5)	(48.0)	(26.6)	(24.3)	(20.1)	(13.8)	(5.4)
Free Cash Flow	$(72.0)	$(23.5)	$12.8	$32.9	$40.8	$80.2	$97.8	$115.8	$131.9	$147.7
Equity Inflows:
Contingent equity inflow	1.1	-	-	-	-	-	-	-	-	-
Terrapin	7.5	12.0	-	-	-	-	-	-	-	-
Thermo backed financing	65.0	20.0	-	-	-	-	-	-	-	-
Additional Third Party Financing	13.8	2.3	2.1	6.3	27.5	16.8	1.9	-	-	-
Total Equity Inflows	87.3	34.3	2.1	6.3	27.5	16.8	1.9	-	-	-
Free Cash Flow Available for Debt Repayment	$15.3	$10.8	$15.0	$39.2	$68.3	$97.0	$99.7	$115.8	$131.9	$147.7
Debt Funding / Repayment:
COFACE - Borrowings	0.7	-	-	-	-	-	-	-	-	-
COFACE - Scheduled Repayments	-	(4.0)	(6.4)	(32.8)	(75.8)	(77.9)	(94.9)	(100.0)	(100.0)	(54.6)
COFACE - Mandatory Prepayment: Spectrum Sweep	-	-	-	-	-	-	-	-	-	-
COFACE - Mandatory Prepayment: ECF Sweep	-	-	-	-	-	-	(4.6)	(4.7)	(12.2)	(18.5)
COFACE - DSRA Funding	8.9	-	-	-	-	-	-	-	-	37.9
Deferral Payments to Hughes	(3.7)	(6.8)	(7.4)	-	-	-	-	-	-	-
Deferral Payments to Ericsson	(2.6)	-	-	-	-	-	-	-	-	-
Payments to Arianespace	(5.0)	-	-	-	-	-	-	-	-	-
Payments to Thales	(1.4)	-	-	-	-	-	-	-	-	-
DSRA / subordinated loan	-	-	-	-	-	-	-	-	-	-
Stark Consent Fee	(1.3)	-	-	-	-	-	-	-	-	-
Warrant Proceeds	1.0	-	-	-	-	-	-	-	-	-
New 8% Notes - Borrowings (Repayments)	(19.8)	-	-	-	-	(10.0)	-	-	-	-
8.00% Notes - Borrowings (Repayments)	-	-	-	-	-	-	-	-	-	-
5.00% Notes - Borrowings (Repayments)	-	-	-	-	-	-	-	-	-	-
Total Debt Funding / Repayment	(23.1)	(10.8)	(13.8)	(32.8)	(75.8)	(87.9)	(99.4)	(104.7)	(112.2)	(35.2)
Net Cash Flow	$(7.8)	$(0.0)	$1.2	$6.3	$(7.5)	$9.1	$0.2	$11.1	$19.7	$112.5
Beginning Unrestricted Cash Balance	$11.8	$4.0	$4.0	$5.2	$11.5	$4.0	$13.2	$13.4	$24.5	$44.3
Net Cash Flow	(7.8)	(0.0)	1.2	6.3	(7.5)	9.1	0.2	11.1	19.7	112.5
Ending Unrestricted Cash Balance[1]	$4.0	$4.0	$5.2	$11.5	$4.0	$13.2	$13.4	$24.5	$44.3	$156.8

1Excludes balance in DSRA.

117